                                                             EXECUTION COPY






===============================================================================



                                CREDIT AGREEMENT


                                  dated as of


                               September 30, 1997


                                     among


                        HUNTSMAN PACKAGING CORPORATION,
                                  as Borrower


                            The Lenders Party Hereto


                                      and

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                            -----------------------

                             CHASE SECURITIES INC.,
                                  as Arranger




===============================================================================

                               TABLE OF CONTENTS


                                                                                                       Page
                                                                                                       ----

                                                 ARTICLE I

                                                Definitions

         SECTION 1.1.               Defined Terms......................................................  1
         SECTION 1.2.               Classification of Loans and
                                    Borrowings......................................................... 33
         SECTION 1.3.               Terms Generally.................................................... 33
         SECTION 1.4.               Accounting Terms; GAAP; Treatment of
                                    Unrestricted Subsidiaries.......................................... 34
         SECTION 1.5.               Certain Interim Financial Calcula-
                                    tions.............................................................. 34

                                                ARTICLE II

                                                The Credits

         SECTION 2.1.               Commitments........................................................ 36
         SECTION 2.2.               Loans and Borrowings............................................... 36
         SECTION 2.3.               Requests for Borrowings............................................ 37
         SECTION 2.4.               Swingline Loans.................................................... 38
         SECTION 2.5.               Letters of Credit.................................................. 40
         SECTION 2.6.               Funding of Borrowings.............................................. 47
         SECTION 2.7.               Interest Elections................................................. 47
         SECTION 2.8.               Termination and Reduction of Commit-
                                    ments.............................................................. 50
         SECTION 2.9.               Repayment of Loans; Evidence of Debt............................... 51
         SECTION 2.10.              Amortization of Term Loans......................................... 52
         SECTION 2.11.              Prepayment of Loans................................................ 54
         SECTION 2.12.              Fees............................................................... 57
         SECTION 2.13.              Interest........................................................... 59
         SECTION 2.14.              Alternate Rate of Interest......................................... 60
         SECTION 2.15.              Increased Costs.................................................... 60
         SECTION 2.16.              Break Funding Payments............................................. 62
         SECTION 2.17.              Taxes.............................................................. 63
         SECTION 2.18.              Payments Generally; Pro Rata Treat-
                                    ment; Sharing of Setoffs........................................... 64
         SECTION 2.19.              Mitigation Obligations; Replacement
                                    of Lenders......................................................... 67
         SECTION 2.20.              Extension of Revolving Maturity Date............................... 68



                                                i




                                                ARTICLE III

                                      Representations and Warranties

         SECTION 3.1.               Organization; Powers............................................... 68
         SECTION 3.2.               Authorization; Enforceability...................................... 69
         SECTION 3.3.               Governmental Approvals; No Conflicts............................... 69
         SECTION 3.4.               Financial Condition; No Material Ad-
                                    verse Change....................................................... 70
         SECTION 3.5.               Properties......................................................... 71
         SECTION 3.6.               Litigation and Environmental Matters............................... 71
         SECTION 3.7.               Compliance with Laws and Agreements................................ 72
         SECTION 3.8.               Investment and Holding Company Sta-
                                    tus................................................................ 72
         SECTION 3.9.               Taxes.............................................................. 72
         SECTION 3.10.              ERISA.............................................................. 73
         SECTION 3.11.              Disclosure......................................................... 73
         SECTION 3.12.              Subsidiaries....................................................... 73
         SECTION 3.13.              Insurance.......................................................... 74
         SECTION 3.14.              Labor Matters...................................................... 74
         SECTION 3.15.              Solvency........................................................... 74
         SECTION 3.16.              Security Documents................................................. 74
         SECTION 3.17.              Federal Reserve Regulations........................................ 76
         SECTION 3.18.              Existing Intercompany Indebtedness................................. 76
         SECTION 3.19.              Agreements and Business Status as of
                                    Effective Date..................................................... 76

                                                ARTICLE IV

                                                Conditions

         SECTION 4.1.               Effective Date..................................................... 77
         SECTION 4.2.               Each Credit Event.................................................. 83

                                                 ARTICLE V

                                           Affirmative Covenants

         SECTION 5.1.               Financial Statements and Other Infor-
                                    mation............................................................. 84
         SECTION 5.2.               Notices of Material Events......................................... 86
         SECTION 5.3.               Information Regarding Collateral................................... 87
         SECTION 5.4.               Existence; Conduct of Business..................................... 88
         SECTION 5.5.               Payment of Obligations............................................. 88
         SECTION 5.6.               Maintenance of Properties.......................................... 88
         SECTION 5.7.               Insurance.......................................................... 88
         SECTION 5.8.               Casualty and Condemnation.......................................... 89

                                              ii




         SECTION 5.9.               Books and Records; Inspection and
                                    Audit Rights....................................................... 90
         SECTION 5.10.              Compliance with Laws............................................... 90
         SECTION 5.11.              Use of Proceeds and Letters of Cred-
                                    it................................................................. 90
         SECTION 5.12.              Additional Subsidiaries............................................ 91
         SECTION 5.13.              Further Assurances................................................. 91

                                                ARTICLE VI

                                            Negative Covenants

         SECTION 6.1.               Indebtedness....................................................... 93
         SECTION 6.2.               Certain Equity Securities.......................................... 95
         SECTION 6.3.               Liens.............................................................. 96
         SECTION 6.4.               Fundamental Changes................................................ 97
         SECTION 6.5.               Investments, Loans, Advances, Guaran-
                                    tees and Acquisitions.............................................. 98
         SECTION 6.6.               Asset Sales........................................................100
         SECTION 6.7.               Sale and Lease-Back Transactions...................................101
         SECTION 6.8.               Hedging Agreements.................................................102
         SECTION 6.9.               Restricted Payments; Certain Payments
                                    of Indebtedness....................................................102
         SECTION 6.10.              Transactions with Affiliates.......................................102
         SECTION 6.11.              Restrictive Agreements.............................................103
         SECTION 6.12.              Amendment of Material Documents....................................104
         SECTION 6.13.              Capital Expenditures...............................................104
         SECTION 6.14.              Leverage Ratio.....................................................105
         SECTION 6.15.              Interest Coverage Ratio............................................105
         SECTION 6.16.              Minimum Net Worth..................................................105
         SECTION 6.17.              Designated Senior Debt.............................................106

                                                ARTICLE VII

                                             Events of Default.........................................106

                                               ARTICLE VIII

                                         The Administrative Agent......................................110

                                                ARTICLE IX

                                               Miscellaneous...........................................113
         SECTION 9.1.               Notices............................................................113
         SECTION 9.2.               Waivers; Amendments................................................114
         SECTION 9.3.               Expenses; Indemnity: Damage Waiver.................................116
         SECTION 9.4.               Successors and Assigns.............................................118


                                               iii




         SECTION 9.5.               Survival...........................................................121
         SECTION 9.6.               Counterparts; Integration; Effective-
                                    ness...............................................................122
         SECTION 9.7.               Severability.......................................................123
         SECTION 9.8.               Right of Setoff....................................................123
         SECTION 9.9.               Governing Law; Jurisdiction; Consent
                                    to Service of Process..............................................123
         SECTION 9.10.              WAIVER OF JURY TRIAL...............................................124
         SECTION 9.11.              Headings...........................................................124
         SECTION 9.12.              Confidentiality....................................................125
         SECTION 9.13.              Interest Rate Limitation...........................................125




SCHEDULES:

Schedule 1.01(a)                Mortgaged Properties
Schedule 2.01                   Commitments
Schedule 3.05                   Owned or Leased Property
Schedule 3.12                   Subsidiaries
Schedule 3.13                   Insurance
Schedule 3.16(a)                Actions to Pledge Stock of Foreign
                                  Subsidiaries
Schedule 3.16(d)                Mortgage Filing Offices
Schedule 3.19                   Affiliate Agreements
Schedule 5.07                   Insurance Levels
Schedule 6.01                   Existing Indebtedness
Schedule 6.03                   Existing Liens
Schedule 6.05                   Existing Investments
Schedule 6.10                   Affiliate Transactions
Schedule 6.11                   Existing Restrictions


EXHIBITS:

Exhibit A               Form of Assignment and Acceptance
Exhibit B-1             Forms of Opinion of Borrower's Counsel
Exhibit B-2             Form of Opinion of Borrower's Utah
                           Counsel
Exhibit B-3             Form of Opinion of Local Counsel
Exhibit B-4             Form of Opinion of Foreign Counsel
Exhibit C               Form of Guarantee Agreement
Exhibit D               Form of Indemnity, Subrogation and
                           Contribution Agreement
Exhibit E               Form of Pledge Agreement
Exhibit F               Form of Security Agreement

                                    CREDIT AGREEMENT dated as of September 30,
                           1997, among HUNTSMAN PACKAGING CORPORATION, a Utah corporation, the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

                  The parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

                  SECTION 1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acquisition Agreement" means the agreement or agreements entered into in connection with the CT Film Acquisition.

                  "Adjusted Consolidated Net Worth" means, as of any date, the capital stock and additional paid-in capital of the Borrower plus retained earnings (or minus accumulated deficit) of the Borrower, plus Excluded Charges, all determined as of such date on a consolidated basis in accordance with GAAP (except that such determination shall be made without taking into account Unrestricted Subsidiaries).

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. The Borrower acknowledges that Richard Durham is an Affiliate of the Borrower. Each of Jon M. Huntsman and Huntsman (and their respective Affiliates) shall be deemed to be an Affiliate of the Borrower for purposes of
Section 6.10.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan or a Term Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that until the delivery to the Administrative Agent, pursuant to Section 5.01(b), of the Borrower's consolidated financial statements for the Borrower's first full fiscal quarter ending after the Effective Date, the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 1:

===============================================================================================================
           Leverage Ratio                   ABR Spread           Eurodollar Spread         Commitment Fee
                                                                                                Rate
---------------------------------------------------------------------------------------------------------------
             Category 1                       0.75%                    2.00%                   0.500%
             ----------
Equal to or greater than
4.00 to 1.00
---------------------------------------------------------------------------------------------------------------
             Category 2                       0.50%                    1.75%                   0.400%
             ----------
Less than 4.00 to 1.00 but
greater than 3.50 to 1.00
---------------------------------------------------------------------------------------------------------------
             Category 3                       0.25%                    1.50%                   0.375%
             ----------
Less than or equal to 3.50
to 1.00 but greater than
3.00 to 1.00
---------------------------------------------------------------------------------------------------------------
             Category 4                       0.00%                    1.25%                   0.350%
             ----------
Less than or equal to 3.00
to 1.00 but greater than
2.50 to 1.00
---------------------------------------------------------------------------------------------------------------
             Category 4                       0.00%                    1.00%                   0.300%
             ----------
Less than or equal to 2.50
to 1.00
===============================================================================================================

                  For purposes of the foregoing, (a) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the third day (such day, the "Applicable Rate Determination Date") after the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1
(i) at any time that an Event of Default has occurred and is continuing or (ii) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.

                  "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means Huntsman Packaging Corporation, a Utah corporation.

                  "Borrower Amount" means, at any date, the sum of:

                  (a) the aggregate amount of Excess Cash Flow for each fiscal year of the Borrower completed prior to such date for which financial statements have been delivered pursuant to Section 5.01 (commencing with the fiscal year ending December 31, 1998), less the sum of (i) all prepayments of Term Borrowings required to be made pursuant to
         Section 2.11(c) and (ii) all reductions of Revolving Commitments required to be made pursuant to Section 2.08(d) in respect of such Excess Cash Flow; plus

                  (b) the aggregate Net Proceeds received by the Borrower after the Effective Date and prior to such date in respect of Prepayment Events described in clause (c) of the definition of "Prepayment Event", less the sum of (i) all prepayments of Term Borrowings required to be made pursuant to clause

         (ii) of Section 2.11(b) in respect of such Net Proceeds, (ii) all reductions of Revolving Commitments required to be made pursuant to
         Section 2.08(d) in respect of such Net Proceeds and (iii) any portion of such Net Proceeds reserved for a Permitted Acquisition as provided in clause (ii) of Section 2.11(e); minus

                  (c) the sum of all utilizations of the Borrower Amount pursuant to any provisions of this Agreement permitting utilization of the Borrower Amount.

Any provisions of this Agreement that permit an action to be taken by utilizing the Borrower Amount shall be construed to permit such action only to the extent that the Borrower Amount is a positive amount at that time.

                  "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks generally are not open for dealings in dollar deposits in the London interbank market. For purposes of this Agreement "Pioneer Day" as recognized in the State of Utah shall not be a Business Day.

                  "Capital Expenditures" means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its Restricted Subsidiaries during such period.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period excluding any portion thereof in respect of interest not required to be paid in cash during such period or within one year thereafter.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

                  "Change in Control" means, at any time, (a) prior to an IPO, the failure by the Control Group to collectively own and control at least a sufficient amount of the outstanding voting capital stock of the Borrower to elect at least a majority of the Board of Directors of the Borrower; (b) after an IPO, the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Control Group, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by members of the Control Group or the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (d) the acquisition of direct or indirect Control of the Borrower by any Person or group other than the Control Group.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compli-ance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Loan Commitment.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

                  "Collateral Agent" means The Chase Manhattan Bank, in its capacity as collateral agent for the Secured Parties under the Security Documents.

                  "Commitment" means a Revolving Commitment, Term Loan Commitment, or any combination thereof (as the context requires).

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of letter of credit fees paid during such period, (c) the aggregate amount of income tax expense for such period, (d) all amounts attributable to depreciation and amortization for such period, (e) all extraordinary charges and losses during such period and any Excluded Charges during such period, (f) for the period ended December 31, 1997, $9.5 million,
(g) for the period ended March 31, 1998, $7.0 million, (h) for the period ended June 30, 1998, $4.5 million and (i) for the period ended September 30, 1998, $2.0 million, and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, all extraordinary gains during such period, all as determined on a consolidated basis with respect to the Borrower and the Restricted Subsidiaries in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations), accrued or paid by the Borrower and the Restricted Subsidiaries during such period (net of payments made or received under interest rate protection agreements), determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, net income or loss of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded (a) the income of any Unconsolidated Subsidiary and any Person in which any other Person (other than the Borrower or any of the Restricted Subsidiaries or any director holding qualifying shares in compliance with applicable law or any other third party holding a de minimus number of shares in order to comply with other similar requirements) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Restricted Subsidiaries by such Person during such period, and (b) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries or the date that Person's assets are acquired by the Borrower or any of its Restricted Subsidiaries.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Control Group" means Jon M. Huntsman, his spouse, direct descendants and their spouses, immediate family, any entities that are Controlled by any of the foregoing individuals and/or by a trust of the type described hereafter, and/or any trusts solely for the benefit of any of the foregoing.

                  "CT Film Acquisition" means the acquisition by the Borrower from Huntsman Polymers Corporation (formerly known as Rexene Corporation) of all or substantially all the assets comprising Huntsman Polymers Corporation's CT Film Division.

                  "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including, but not limited to, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business

(whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) , whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in Article VII.

                  "Excess Cash Flow" means, for any period, the sum (without duplication) of:

                  (a) Consolidated Net Income for such period, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

                  (b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income for such period; plus

                  (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such period plus (ii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Restricted Subsidiaries increased during such period plus
         (iii) the aggregate principal amount of Capital Lease Obligations and other Indebtedness incurred during such period to finance Capital Expenditures and the investments referred to in clause (e) below, to the extent that mandatory principal payments in respect of such Indebtedness would not be excluded from clause (f) below when made; minus

                  (d) the sum of (i) any non-cash gains included in determining such Consolidated Net Income for such period plus (ii) the amount, if any, by which Net Working Capital increased during such period plus
         (iii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Restricted Subsidiaries decreased during such period; minus

                  (e) the sum of (i) Capital Expenditures for such period, (ii) cash consideration paid in respect of Permitted Acquisitions during such period, including cash generated by the issuance of Indebtedness, and (iii) investments made in cash, including cash generated by the issuance of Indebtedness, pursuant to clause (h) of Section 6.05 during such period; provided that amounts shall not be deducted pursuant to this clause (e) in determining Excess Cash Flow to the extent that such Capital Expenditures, Permitted Acquisitions or investments are made (A) by utilizing the Borrower Amount, (B) by utilizing Net Proceeds of an event that otherwise would be a "Prepayment Event" as provided in the proviso to the definition of "Prepayment Event" or (C) in reliance upon sub-clause (ii) of Section 2.11(e); minus

                  (f) the aggregate principal amount of Indebtedness repaid or prepaid by the Borrower and its consolidated Restricted Subsidiaries during such period, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to
         Section 2.11(b) or (c), (iii) repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would, pursuant to this clause (f), be deducted in determining Excess Cash Flow when made, (iv) Indebtedness referred to in clauses (iii), (iv) and (ix) of Section 6.01 and (v) Indebtedness referred to in clauses (v), (vi) and (viii) of Section 6.01, to the extent but only to the extent that such Indebtedness was incurred by utilizing the Borrower Amount.

                  "Excluded Charges" means (a) the non-recurring charges to be incurred in respect of the restructurings, plant closings or similar actions expected to be taken in connection with the Borrower's facilities in Scunthorpe, U.K. and Birmingham, Alabama and the CT Film Acquisition, and (b) any other such non-recurring charges incurred in respect of any restructurings, plant closings or similar actions during the eighteen-month period commencing on the Effective Date, provided that the cash portion of charges referred to in this clause (b) shall be limited to $8,000,000.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable hereunder to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 2.17(a).

                  "Existing Intercompany Indebtedness" means all Indebtedness owed by the Borrower and its Subsidiaries to Huntsman and its subsidiaries (other than the Borrower and its Subsidiaries), together with accrued interest thereon.

                  "Existing Letters of Credit" means the following letters of credit entered into by the Borrower and its Subsidiaries and outstanding as of the Effective Date: (i) the Irrevocable Standby Letter of Credit dated July 30, 1996 issued by U.S. Bank of Utah in the amount of $378,000 to Huntsman United Films Corporation on behalf of Old National Trust Company and (ii) the Irrevocable Standby Letter of Credit dated December 16, 1996 issued by U.S. Bank of Utah in the amount of $5,250,000 to Huntsman Packaging Corporation on behalf of Fleet National Bank.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Financing Transactions" means (i) the repayment by the Borrower of the Existing Intercompany Indebtedness, (ii) the issuance by the Borrower of the Senior

Subordinated Notes, and (iii) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

                  "Foreign Assets" means the assets of or shares or other ownership interests in the Foreign Subsidiaries.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, each State thereof and the District of Columbia.

                  "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                  "GAAP" means, subject to Section 1.04, generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Agreement" means the Guarantee Agreement, substantially in the form of Exhibit C, made by the Subsidiary Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Huntsman" mean Huntsman Corporation, a Utah corporation.

                  "Immaterial Subsidiaries" mean, at any date, Restricted Subsidiaries affected by one or more events described in clause (h), (i), (j) or (k) of Article VII that (a) have (in the aggregate) consolidated assets representing less than 5% of the consolidated assets of the Borrower and its Restricted Subsidiaries as of such date, determined in accordance with GAAP, and (b) had (in the aggregate) consolidated revenues and consolidated net income, in each case for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date for which financial statements have been delivered pursuant to Section 5.01, representing less than 5% of the revenues and consolidated net income, respectively, of the Borrower and its Restricted Subsidiaries for such period, determined in accordance with GAAP; provided that all Restricted Subsidiaries affected by events described in such clauses of Article VII shall be consolidated for purposes of determining compliance with clauses (a) and (b) above.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business that are not overdue by more than 60 days, unless the payment thereof is being contested in good faith), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, "Indebtedness" shall not include (i) deferred taxes or (ii) unsecured indebtedness of the Borrower or any Subsidiary to finance insurance premiums in a principal amount not in excess of the casualty and other insurance premiums to be paid by the Borrower or any Restricted Subsidiary for a three-year period beginning on the date of any incurrence of such indebtedness.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among the Borrower, the Subsidiary Loan Parties and the Administrative Agent.

                  "Information Memorandum" means the Confidential Information Memorandum dated July 1997 relating to the Borrower and the Transactions.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

                  "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "IPO" means the issuance by the Borrower of shares of its common stock to the public pursuant to a bona fide underwritten public offering.

                  "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i) and such other financial institutions as may become Issuing Banks as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, subject to the consent of the Borrower which shall not be unreasonably withheld, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one Issuing Bank at any time, references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires. Notwithstanding the foregoing, the U.S. Bank of Utah shall be deemed to be an Issuing Bank with respect to the Existing Letters of Credit but shall not be obligated to issue any additional Letters of Credit hereunder.

                  "LC Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the date that is five Business Days prior to the Revolving Maturity Date and (b) the date of termination of the Revolving Commitments.

                  "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus
(b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "Lenders" means the Persons listed on Schedule
2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement. Each Existing Letter of Credit shall be deemed to constitute a Letter of Credit issued hereunder on the Effective Date for all purposes of the Loan Documents.

                  "Leverage Ratio" means, on any date, the ratio of (a) Total Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means this Agreement, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and the Security Documents.

                  "Loan Parties" means the Borrower and the Subsidiary Loan Parties.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Margin Stock" shall have the meaning assigned to such term in Regulation U.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Restricted Subsidiaries taken as a whole,
(b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

                  "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on
Schedule 1.01(a), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 5.12 or 5.13.

                  "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Proceeds" means, with respect to any event (a) the cash proceeds received by the Borrower and the Restricted Subsidiaries in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Restricted Subsidiaries to third parties (other than to the Borrower or a Subsidiary) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or other insured damage or condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Restricted Subsidiaries, and the amount of any reserves established by the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

                  "Net Working Capital" means, at any date, (a) the consolidated current assets of the Borrower and its consolidated Restricted Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its consolidated Restricted Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

                  "Obligations" has the meaning assigned to such term in the Security Agreement.

                  "Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Perfection Certificate" means a certificate in the form of Annex 1 to the Security Agreement or any other form approved by the Collateral Agent.

                  "Permitted Acquisition" means any acquisition (other than the CT Film Acquisition) by the Borrower or a Restricted Subsidiary of the Borrower of all or substantially all the assets of, or all the shares of capital stock of or other equity interests in, a Person or division or line of business of a Person if, immediately after giving effect thereto, (a) no Default has occurred and is continuing or would result therefrom, (b) all transactions related thereto are consummated in accordance with applicable laws, (c) each Subsidiary formed for the purpose of or resulting from such acquisition shall be a Restricted Subsidiary and all the capital stock of each such Subsidiary shall be owned directly by the Borrower or a Restricted Subsidiary of the Borrower and all actions required to be taken with respect to such acquired or newly formed Subsidiary under Sections 5.12 and 5.13 have been taken, (d) the Borrower and its Restricted Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Sections 6.14, 6.15 and 6.16 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms, and assuming that any Revolving Loans borrowed in connection with such acquisition are repaid with excess cash balances when available) had occurred on the first day of each relevant period for testing such compliance and (e) the Borrower has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses (a), (b), (c) and (d) above, together with all relevant financial information for the Person or assets to be acquired. For purposes of determining pro forma compliance with the covenants referred to in clause (d) above and for purposes of Section 1.05 as provided therein, the Borrower may give effect to synergistic benefits anticipated to be realized in connection with the proposed acquisition to the extent (but only to the extent) that the Borrower would be permitted to give effect to such benefits in pro forma financial statements to be filed with the SEC and prepared in accordance with Article 11 of Regulation S-X under the Securities Exchange Act of 1934, as amended, and the applicable interpretations of the SEC, in each case as in effect on the date of this Agreement.

                  "Permitted Encumbrances" means:

                  (a)  Liens imposed by law for taxes that are
         not yet due or are being contested in compliance with Section 5.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, processors', landlords', repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

                  (f) Liens disclosed on title policies delivered to the Administrative Agent prior to the execution of this Agreement in respect of any Mortgaged Property and easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means (i) a marketable obligation, maturing within two years after issuance thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof, (ii) a certificate of deposit or banker's acceptance, maturing within one year after issuance thereof, issued by any Lender, or a national or state bank or trust company or a European, Canadian or Japanese bank in each case having capital, surplus and undivided profits of at least $100,000,000 and whose long-term unsecured debt has a rating of "A" or better by S&P or A2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all investments in certificates of deposit or banker's acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States shall not at an time exceed 33-1/3% of all investments described in this definition),
(iii) open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A1 or better by S&P or P1 or better by Moody's, or the equivalent rating by any other nationally recognized rating agency, (iv) repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected a primary government securities dealer by the Federal Reserve Board or whose securities are rated AA or better by S&P or Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (v) "Money Market" preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the United States, which has a rating of "A" or better by S&P or Moody's or the equivalent rating by any other nationally recognized rating agency and (vi) tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P or Aa2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit E, among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

                  "Prepayment Event" means:

                  (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Restricted Subsidiary, other than (i) disposi-tions described in clauses (a), (b), (c), (d), (e) and (h) of Section
         6.06 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $1,000,000 during any fiscal year of the Borrower; or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Restricted Subsidiary, other than such events resulting in aggregate Net Proceeds not exceeding $1,000,000 during any fiscal year of the Borrower; or

                  (c) the issuance by the Borrower or any Restricted Subsidiary of any equity securities, or the receipt by the Borrower or any Restricted Subsidiary of any capital contribution, other than (i) any such issuance of equity securities to, or receipt of any such capital contribution from, the Borrower or a Restricted Subsidiary and (ii) the issuance by the Borrower of equity securities to officers and directors of the Borrower and its Restricted Subsidiaries resulting in aggregate Net Proceeds not exceeding $1,000,000 during any fiscal year of the Borrower; or

                  (d) the incurrence by the Borrower or any Re-stricted Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01;

provided that, with respect to any event described in clause (a) or (b) above, if the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of such event (i) setting forth the Borrower's or a Restricted Subsidiary's intent to use the Net Proceeds of such event to repair the assets that are the subject of such event, or to use the Net Proceeds to acquire other assets to be used in a line of business permitted under Section 6.04(b), in each case within 360 days of receipt of such Net Proceeds, or, in the case of Net Proceeds resulting from the disposition of Foreign Assets, to finance a Permitted Acquisition in the United States or Canada within 540 days of receipt of such Net Proceeds and (ii) certifying that no Default has occurred and is continuing, then such event shall not constitute a Prepayment Event except to the extent the Net Proceeds therefrom are not so used at the end of such 360-day or 540-day period, as applicable, at which time such event shall be deemed a Prepayment Event with Net Proceeds equal to the Net Proceeds so remaining unused; provided further that the provisions of the foregoing exception allowing Net Proceeds to be used to finance Permitted Acquisitions in Canada shall be subject to the requirement that all Subsidiaries resulting from any such Permitted Acquisitions must be treated as Subsidiary Loan Parties for purposes of this Agreement.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Register" has the meaning set forth in Section 9.04.

                  "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Release" has the meaning set forth in Section
101(22) of CERCLA.

                  "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of the Borrower or any Restricted Subsidiary.

                  "Restricted Subsidiary" means any Subsidiary that is not an Unrestricted Subsidiary.

                  "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

                  "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $150,000,000.

                  "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

                  "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

                  "Revolving Loan" has the meaning set forth in

Section 2.01.

                  "Revolving Maturity Date" means September 30, 2004.

                  "S&P" means Standard & Poors.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

                  "Security Agreement" means the Security Agreement, substantially in the form of Exhibit F, among the Borrower, the Subsidiary Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

                  "Security Documents" means the Security Agreement, the Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

                  "Senior Subordinated Note Documents" means the Senior Subordinated Notes, the indenture under which the Senior Subordinated Notes are issued and all other documents evidencing, guaranteeing or otherwise governing the terms of the Senior Subordinated Notes.

                  "Senior Subordinated Notes" means (i) the senior subordinated notes in an aggregate principal amount not less than $100,000,000 and not more than $125,000,000 issued by the Borrower in a Rule 144A or other private placement (the "Initial Notes") and (ii) any senior subordinated notes with substantially identical terms to the Initial Notes which are issued in exchange for the Initial Notes following the issuance of the Initial Notes as contemplated by the Senior Subordinated Note Documents.

                  "Split-Off" means the distribution of all the issued and outstanding capital stock of the Borrower to Richard Durham, the Christena Karen H. Durham Trust and Jon M. Huntsman in exchange for some or all of the capital stock of Huntsman owned by such Persons.

                  "Split-Off Documents" means all agreements and documents providing for or to be entered into in connection with the Split-Off.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Bor-rowers.

                  "Subsidiary Loan Party" means any Restricted Subsidiary; provided that a Foreign Subsidiary shall not be a Subsidiary Loan Party if the Borrower would suffer adverse tax consequences if such Foreign Subsidiary were to be a Subsidiary Loan Party.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means The Chase Manhattan Bank, in its capacity as lender of Swingline Loans hereunder.

                  "Swingline Loan" has the meaning set forth in
Section 2.04.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Term Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be reduced pursuant to Section 2.08. The initial aggregate amount of the Lenders' Term Commitments is $100,000,000. The initial amount of each Lender's Term Commitment is set forth on Schedule 2.01.

                  "Term Loan" has the meaning set forth in Sec-tion 2.01.

                  "Term Loan Lender" means a Lender with a Term
Commitment or an outstanding Term Loan.

                  "Term Loan Maturity Date" means September 30,
2005.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day

(or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Total Debt" means, as of any date of determination, without duplication, the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding as of such date, determined on a consolidated basis in accordance with GAAP (other than the Indebtedness of the type referred to in clause (h) of the definition of the term "Indebtedness", except to the extent of any unreimbursed drawings thereunder).

                  "Transaction Costs" means the fees and expenses incurred by, or required to be reimbursed or paid by, the Borrower and its Subsidiaries in connection in the Transactions.

                  "Transactions" means the Split-Off and the Financing Transactions.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Unrestricted Subsidiary" means (a) any Subsidiary organized after the date of this Agreement for the purpose of acquiring the stock or assets of another Person or for start-up ventures or activities and designated as an Unrestricted Subsidiary by the Borrower by notice to the Administrative Agent at or prior to the time of its organization and (b) any Subsidiary of any Unrestricted Subsidiary. By notice to the Administrative

Agent, the Borrower may declare an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default has occurred and is continuing or would result from such declaration and (ii) the representations and warranties of the Borrower herein would be true and correct on and as of the date of such declaration (after giving effect to such declaration). The Borrower may not declare a Restricted Subsidiary to be an Unrestricted Subsidiary.

                  "Wholly Owned Subsidiary" means a Subsidiary of which securities (except for directors' qualifying shares or other de minimus shares) or other ownership interests representing 100% of the equity are at the time owned, directly or indirectly, by the Borrower.

                  "Withdrawal Liability" means liability of the Borrower or any ERISA Affiliate to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.2. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                  SECTION 1.3. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.4. Accounting Terms; GAAP; Treatment of Unrestricted Subsidiaries. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  (b) Except as otherwise expressly provided herein, all accounting and financial calculations and determinations hereunder shall be made without consolidating the accounts of Unrestricted Subsidiaries with those of the Borrower or any Restricted Subsidiary, notwithstanding that such treatment is inconsistent with GAAP.

                  SECTION 1.5. Certain Interim Financial Calculations. Prior to September 30, 1998, solely for purposes of determining compliance with Sections
6.14 and 6.15 and for purposes of determining the Leverage Ratio, Consolidated Net Income for the period of four consecu-tive fiscal quarters ended (a) December 31, 1997, shall be deemed to be equal to the product of (i) Consolidated Net Income for the fiscal quarter ended December 31, 1997, multiplied by (ii) four, (b) March 31, 1998, shall be deemed to be equal to the product of (i) Consolidated Net Income for the two consecutive fiscal quarters ended March 31, 1998, multiplied by (ii) two and
(c) June 30, 1998, shall be deemed to be equal to the product of (i) Consolidated Net Income for the three consecutive fiscal quarters ended June 30, 1998, multiplied by (ii) four-thirds. Related calculations for Cash Interest Expense for the same periods shall be determined in the same manner.

                  If a Permitted Acquisition occurs, then prior to the end of the period of four consecutive fiscal quarters commencing with the fiscal quarter during which such Permitted Acquisition occurs (each such quarter hereinafter referred to as an "Acquisition Fiscal Quarter"), solely for purposes of determining compliance with Sections 6.14 and 6.15 and for purposes of determining the Leverage Ratio, Consolidated Net Income for the trailing four fiscal quarters, calculated at the end of each of the Acquisition Fiscal Quarters, shall equal the sum of (a) Consolidated EBITDA for the trailing four fiscal quarters and (b) with respect to the first Acquisition Fiscal Quarter, Acquisition EBITDA multiplied by seven-eighths; (ii) with respect to the second Acquisition Fiscal Quarter, Acquisition EBITDA multiplied by five-eighths;
(iii) with respect to the third Acquisition Fiscal Quarter, Acquisition EBITDA, multiplied by three-eighths; and (iv) with respect to the fourth Acquisition Fiscal Quarter, Adjusted EBITDA multiplied by one-eighth.

                  For purposes of the immediately preceding paragraph, "Acquisition EBITDA" means, the sum of (i) the consolidated EBITDA of the entity or business associated with the Permitted Acquisition for the four fiscal quarters immediately preceding the date of effectiveness of the Permitted Acquisition, calculated on the same basis as required in the definition of "Consolidated EBITDA" as if calculated with respect to the Borrower but without giving effect to clauses (f), (g), (h) and (i) and clause
(e) to the extent of Excluded Charges, and (ii) any synergistic benefits permitted to be realized pursuant to the last sentence of the definition of "Permitted Acquisition".

                                   ARTICLE II

                                  The Credits

                  SECTION 2.1. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a loan (a "Term Loan") to the Borrower on the Effective Date in the principal amount of its Term Commitment and (b) to make loans ("Revolving Loans") to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment (after giving effect to the application of any proceeds being applied contemporaneously with the advance of such Revolving Loans). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

                  SECTION 2.2. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and shall not result in any increased costs under Section 2.15 or any obligation by the Borrower to make any payment under Section 2.17 in excess of the amounts, if any, that such Lender would be entitled to claim under Section
2.15 or 2.17, as applicable, without giving effect to such change in lending office.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is equal to the amount required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $10,000 and not less than $50,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 8 Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or Term Loan Maturity Date, as applicable.

                  SECTION 2.3. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

         (i) whether the requested Borrowing is to be a Revolving Borrowing or a Term Borrowing;

         (ii)  the aggregate amount of such Borrowing;

         (iii)  the date of such Borrowing, which shall be a Business Day;

         (iv) subject to Section 2.02, whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

         (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

         (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.4. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make loans ("Swingline Loans") to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed

Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 2:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by making a wire transfer to the Administrative Agent for the benefit of the Swingline Lender of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving

Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

                  SECTION 2.5. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the LC Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing
Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $20,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and
(ii) the date that is five Business Days prior to the Revolving Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if the Borrower does not otherwise elect by notice to the Administrative Agent to make such payment, the Borrower shall be deemed to have requested in accordance with Section 2.03 (but without regard to the minimum borrowing amounts specified in Section 2.02) that such LC Disbursement be financed with an ABR Revolving Borrowing in an amount equal to such LC Disbursement, the Administrative Agent shall notify the Revolving Lenders thereof, the Revolving Lenders shall (subject to the conditions to borrowing herein) advance their respective ABR Revolving Loans (which shall be applied to reimburse such LC Disbursement) and, to the extent such ABR Revolving Loans are so advanced and applied, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans. If and to the extent that the Borrower's obligation to make such payment is not fully discharged and replaced by ABR Revolving Loans as aforesaid (whether as a result of the failure to satisfy any condition to borrowing or otherwise) and if the Borrower otherwise fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly follow-ing receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irre-spective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that nothing in this
Section 2.05 shall be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank, the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement of the Issuing Bank; Additional Issuing Banks. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. One or more Lenders may be appointed as additional Issuing Banks by written agreement among the Borrower, the Administrative Agent (whose consent will not be unreasonably withheld) and the Lender that is to be so appointed. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, the Borrower may, in its discretion, select which Issuing Bank is to issue any particular

Letter of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

         SECTION 2.6. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.7. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (f) of this Section:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  (f) A Borrowing of any Class may not be converted to or continued as a Eurodollar Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Eurodollar Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

                  SECTION 2.8. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

                  (c) If the estimated Net Proceeds from the issuance of the Senior Subordinated Notes exceeds $100,000,000, then the Term Commitments shall be reduced (effective prior to the open of business on the Effective Date) by an amount equal to such excess. For purposes hereof, if the aggregate principal amount of the Senior Subordinated Notes issued or to be issued on or prior to the Effective Date exceeds $100,000,000, then the Borrower shall deliver to the Administrative Agent, prior to the Effective Date, a certificate of a Financial Officer setting forth a calculation of the estimated Net Proceeds therefrom (rounded to the nearest $1,000,000) and the reduction of the Term Commitments pursuant to this paragraph shall be made based upon such certificate.

                  (d) If any prepayment of a Term Borrowing would be required pursuant to Section 2.11(b) or (c) at a time when there are not any Term Borrowings outstanding, then the Revolving Commitments shall be reduced at such time in an amount equal to the prepayment that would be required if Term Borrowings were outstanding at such time.

                  (e) The Borrower shall notify the Administrative Agent of any election or requirement to terminate or reduce the Commitments under paragraph
(b) or (d) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election or requirement and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower under paragraph (b) of this Section may state that such notice is conditioned upon the effectiveness of other borrowings, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

                  SECTION 2.9. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.10. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

         Date                                                   Amount

December 30, 1998                                            $1,250,000
March 31, 1999                                                1,250,000
June 30, 1999                                                 1,250,000
September 30, 1999                                            l,250,000
December 30, 1999                                             1,875,000
March 31, 2000                                                1,875,000
June 30, 2000                                                 1,875,000
September 30, 2000                                            1,875,000
December 30, 2000                                             2,500,000

March 31, 2001                                                2,500,000
June 30, 2001                                                 2,500,000
September 30, 2001                                            2,500,000
December 30, 2001                                             4,375,000
March 31, 2002                                                4,375,000
June 30, 2002                                                 4,375,000
September 30, 2002                                            4,375,000
December 30, 2002                                             4,375,000
March 31, 2003                                                4,375,000
June 30, 2003                                                 4,375,000
September 30, 2003                                            4,375,000
December 30, 2003                                             4,375,000
March 31, 2004                                                4,375,000
June 30, 2004                                                 4,375,000
September 30, 2004                                            4,375,000
December 30, 2004                                             6,250,000
March 31, 2005                                                6,250,000
June 30, 2005                                                 6,250,000
September 30, 2005                                            6,250,000

                  (b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date.

                  (c) If the initial aggregate amount of the Lenders' Term Commitments exceeds the aggregate principal amount of Term Loans that are made on the Effective Date, then the scheduled repayments of Term Borrowings to be made pursuant to this Section shall be reduced by an aggregate amount equal to such excess in the chronological order in which such repayments are scheduled to become due. Any prepayment of a Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section ratably; provided that any prepayment made pursuant to Section 2.11(a) shall be applied, first, to reduce the next four scheduled repayments of the Term Borrowings to be made pursuant to this Section (other than those that have been reduced to zero by operation of this paragraph) unless and until such next four scheduled repayments have been eliminated as a result of reductions hereunder and, second, to reduce the remaining scheduled repayments of the Term Borrowings to be made pursuant to this Section ratably.

                  (d) Prior to any repayment of any Term Borrowings hereunder, the Borrower shall select the

Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Term Borrowings shall be applied to repay any outstanding ABR Term Borrowings before any other Borrowings. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

                  SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

                  (b) Subject to the provisions of Sections 2.11(e) and 5.08, in the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within two Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to (i) in the case of a Prepayment Event described in clause (a), (b) or (d) of the definition of "Prepayment Event", the entire amount of such Net Proceeds, and
(ii) in the case of a Prepayment Event described in clause (c) of the definition of "Prepayment Event", 50% of such Net Proceeds.

                  (c) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1998, the Borrower shall prepay Term Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year; provided that prepayments shall be required pursuant to this paragraph (c) only until the outstanding principal amount of Term Loans is reduced to an amount equal to or less than 50% of the aggregate principal amount of Term Loans borrowed on the Effective Date. Each prepayment pursuant to this paragraph shall be made on or before the date that is three Business Days after the date on which financial statements are delivered pursuant to
Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).


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                  (d) If at any time the sum of the total Revolving Exposures exceeds the total Revolving Commitments, the Borrowers shall immediately prepay Revolving Borrowings and Swingline Loans to the extent necessary to eliminate such excess. If any such excess remains after all Revolving Borrowings and Swingline Loans are prepaid, the Borrower shall deposit cash collateral pursuant to Section 2.05(j) in an amount equal to such remaining excess.

                  (e) Notwithstanding the foregoing provisions of
Section 2.11(b):

                  (i) in the case of a Prepayment Event described in clause (a) or (b) of the definition of "Prepayment Event", the Borrower may, in lieu of prepaying Term Borrowings, prepay Revolving Borrowings (without reducing Revolving Commitments), or, in the case of a Prepayment Event described in clause (a) of the definition of "Prepayment Event" consisting of a disposition by a Foreign Subsidiary, the Borrower may, in lieu of prepaying Term Borrowings, permit such Foreign Subsidiary to retain the Net Proceeds of such disposition; provided that (A) the Borrower notifies the Administrative Agent that it is exercising such option, specifying the Prepayment Event and the amount of the prepayment, at or prior to the time that the prepayment is required, (B) the Borrower is in compliance with Sections 6.14, 6.15 and 6.16 before and after giving effect to such Prepayment Event and (C) the aggregate principal amount of Revolving Borrowings pre-paid in lieu of Term Borrowings and Net Proceeds retained by Foreign Subsidiaries pursuant to this clause (i) shall not exceed $50,000,000 (on a cumulative basis) during the term of this Agreement;

                  (ii) in the case of a Prepayment Event described in clause
         (c) of the definition of "Prepayment Event", the Borrower may, at its option, notify the Administrative Agent that the Borrower intends to utilize all or a specified portion of the Net Proceeds of such Prepayment Event to finance a Permitted Acquisition to be consummated within 270 days after such Prepayment Event, in which case the Borrower shall not be required to prepay Term Borrowings pursuant to
         Section 2.11(b) to the extent
         of the Net Proceeds so specified; provided that (A) the Borrower delivers such notice, specifying the Prepayment Event and describing the anticipated Permitted Acquisition in reasonable detail, at or prior to the time of such Prepayment Event, (B) no Default has occurred and is continuing at the time of such Prepayment Event and
         (C) to the extent such Net Proceeds are not applied to finance such Permitted Acquisition within the 270-day period after such Prepayment Event, the Borrower shall prepay Term Borrowings (at the earlier of (1) expiration of such period, (2) the date of abandonment of such Permitted Acquisition or (3) the date of consummation of such Permitted Acquisition) in an amount equal to such Net Proceeds that are not so applied; and

                  (iii) in the case of a Prepayment Event described in clause
         (c) of the definition of "Prepayment Event", if, as of the end of the most recent fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to clause (a) or (b) of
         Section 5.01 prior to such Prepayment Event, the Leverage Ratio was less than 2.00 to 1.00, then no prepayment pursuant to Section 2.11(b) shall be required in respect of such Prepayment Event.

                  (f) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (g) of this Section; provided that each prepayment of Borrowings of any Class shall be applied to prepay ABR Borrowings of such Class before any other Borrowings of such Class.

                  (g) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of pre-payment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City


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



time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional pre-payment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount such that the remaining amount of such Borrowing not so prepaid would be permitted in the case of an advance of a Borrowing of the same Type as provided in
Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

                  SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

                  (b)      The Borrower agrees to pay (i) to the

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



Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the issuing Bank, in the case

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



of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (A) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times

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



when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.14.  Alternate Rate of Interest.  If
prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  SECTION 2.15.  Increased Costs.  (a)  If any
Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

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




                  (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, following receipt by the Borrower of the certificate referred to in clause (c) below, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph

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



(a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Revolving Loan or Eurodollar Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(g) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period

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



from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on

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



or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made

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



directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective

Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section

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



2.01(b), 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c), then the
Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.19. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and


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participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  SECTION 2.20. Extension of Revolving Maturity Date. (a) The Borrower may, by notice to the Administrative Agent and the Revolving Lenders given not less than 30 and not more than 60 days prior to the Revolving Maturity Date, request that the Revolving Lenders extend the Revolving Maturity Date for an additional one year period. Each Revolving Lender shall, by notice to the Borrower and the Administrative Agent given not later than the 10th Business Day after the date of receipt of the Borrower's notice, advise the Borrower whether or not such Lender agrees to such extension (and any Lender that does not so advise the Borrower on or before such day shall be deemed to have advised the Borrower that it will not agree to such extension). The approval of any such extension shall be at the sole discretion of each Revolving Lender.

                  (b) If (and only if) all Revolving Lenders shall have agreed to extend the Revolving Maturity Date as provided in paragraph (a) above, then the Revolving Maturity Date shall be extended to September 30, 2005.


                                  ARTICLE III

                         Representations and Warranties

                  The Borrower represents and warrants to the Lenders that:

                  SECTION 3.1. Organization; Powers. Each of the Borrower and its Restricted Subsidiaries is duly

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organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.2. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.3. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Restricted Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries, except Liens created under the Loan Documents.

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                  SECTION 3.4. Financial Condition; No Material Adverse Change.
(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 1996, reported on by Deloitte
& Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 1997, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries, as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                  (b) The Borrower has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of June 30, 1997, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by the Borrower to be reasonable), (ii) is based on the best information available to the Borrower after due inquiry, (iii) accurately reflects all adjustments necessary to give effect to the Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of the Borrower and its consolidated Subsidiaries as of June 30, 1997, as if the Transactions had occurred on such date.

                  (c) The Borrower has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders' equity and cash flows of Huntsman Polymer Corporation's CT Film Division as of and for the fiscal year ended December 31, 1996, included in the report of Deloitte & Touche LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the CT Film Division, as of such date and for such period in accordance with GAAP.

                  (d)      Since December 31, 1996, there has been no

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material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Restricted Subsidiaries, taken as a whole (with the CT Film Acquisition being deemed to have occurred on December 31, 1996, for the purposes of this representation).

                  SECTION 3.5. Properties. (a) Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Borrower or any of its Subsidiaries as of the Effective Date after giving effect to the Transactions.

                  (d) As of the Effective Date, neither the Borrower nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

                  SECTION 3.6. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of

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its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions (other than the Split-Off).

                  (b) Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or (iii) has received notice of any claim with respect to any Environmental Liability.

                  SECTION 3.7. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.8. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.9. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.


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



                  SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $12,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $12,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), when made or delivered, contained any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

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




                  SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums that are due and payable in respect of such insurance have been paid.

                  SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. All payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

                  SECTION 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

                  SECTION 3.16. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest

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in the Collateral (as defined in the Pledge Agreement) and, when such
Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person; provided that the actions specified in Schedule 3.16(a) are required to be taken in connection with the pledge of capital stock of Foreign Subsidiaries.

                  (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Security Agreement)), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.03.

                  (c) When the Security Agreement (or a summary thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

                  (d) The Mortgages are effective to create, subject to the exceptions listed in each title insurance

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



policy covering such Mortgage, in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.16(d), the Mortgages shall constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by
Section 6.03.

                  SECTION 3.17. Federal Reserve Regulations. (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation G, U or X.

                  SECTION 3.18. Existing Intercompany Indebtedness. As of June 30, 1997, there was $198,300,000 of the Existing Intercompany Indebtedness (including accrued and unpaid interest as of such date). During the period from June 30, 1997, to and including the Effective Date, the Existing Intercompany Indebtedness has increased and decreased only as a result of borrowings, repayments and accrual of interest, in each case in the ordinary course of business and in accordance with past practice.

                  SECTION 3.19. Agreements and Business Status as of Effective Date. (a) During the period from the date of the most recent financial statements referred to in Section 3.04(a) to and including the Effective Date,
(i) the business of the Borrower and its Subsidiaries has been conducted in the ordinary course in accordance with past practice and (ii) the Borrower and its Subsidiaries have not engaged in any transaction (other than the Split-Off) that would have violated Section 6.10 if this Agreement had been in effect during such period.

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




                  (b) Schedule 3.19 identifies each agreement or other document to which the Borrower or any Subsidiary is a party or by which it is bound as of the Effective Date that will remain in effect after the Effective Date (i) that relates to the Split-Off or (ii) to which any Person (other than the Borrower or a Subsidiary of the Borrower) that is an Affiliate of the Borrower is a party. True and correct copies of all such agreements and documents have been delivered to the Lenders.


                                   ARTICLE IV

                                   Conditions

                  SECTION 4.1. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Borrower, substantially in the form of Exhibit B-1, (ii) Van Cott, Bagley, Cornwall & McCarthy, Utah counsel for the Borrower, substantially in the form of Exhibit B-2,
         (iii) local counsel in each jurisdiction where a Mortgaged Property is located, substantially in the form of Exhibit B-3 with such changes as are approved by the Administrative Agent, and (iv) local counsel in Canada and the United Kingdom, substantially in the form of Exhibit B-4 with such changes as are approved by the Administrative Agent and, in the case of each such opinion required by this

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



         paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
         Section 4.02.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                  (f) The Collateral Agent shall have received counterparts of the Pledge Agreement signed on behalf of the Borrower and each Subsidiary Loan Party, together with stock certificates representing all the outstanding shares of capital stock of each Subsidiary owned by or on behalf of any Loan Party as of the Effective Date after giving effect to the Transactions (except that such delivery of stock certificates representing shares of common stock of a Foreign Subsidiary that is not a Subsidiary Loan Party may be limited to 65% of the outstanding shares of common stock of such Foreign Subsidiary), promissory notes evidencing all intercompany Indebtedness owed to any Loan Party by the Borrower or any Subsidiary as of the Effective Date after giving effect to the Transactions and stock powers and


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



         instruments of transfer, endorsed in blank, with respect to such stock certificates and promissory notes. The Collateral Agent shall have received evidence that all actions specified in Schedule 3.16(a) shall have been taken.

                  (g) The Collateral Agent shall have received counterparts of the Security Agreement signed on behalf of the Borrower and each Subsidiary Loan Party, together with the following:

                           (i) all documents and instruments, including Uniform
                  Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement; and

                           (ii) a completed Perfection Certificate dated the
                  Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by
                  Section 6.03 or have been released.

                  (h) The Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property signed on behalf of the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 6.03, in form and substance reasonably acceptable to the Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Collateral Agent


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         or the Required Lenders may reasonably request, (iii) copies of all existing surveys and such other information and documents with respect to the Mortgaged Properties as shall be necessary for the aforesaid title insurance policies to be issued without a survey exception and
         (iv) such other customary documentation with respect to the Mortgaged Properties as the Administrative Agent may reasonably require.

                  (i) The Administrative Agent shall have received (i) counterparts of the Guarantee Agreement signed on behalf of each Subsidiary Loan Party and (ii) counterparts of the Indemnity, Subrogation and Contribution Agreement signed on behalf of the Borrower and each Subsidiary Loan Party.

                  (j) The Administrative Agent shall have received evidence satisfactory to it that the insurance required by Section 5.07 is in effect.

                  (k) All actions related to the Split-Off (other than consummating the Split-Off), to the extent completed at such time, shall have been completed on terms consistent in all material respects with the information, including pro forma financial statements and projections, furnished to the Lenders prior to the date of this Agreement.

                  (l) The CT Film Acquisition and the transactions related thereto shall have been consummated for aggregate consideration consisting of $70,000,000 in cash and other consideration satisfactory to the Lenders, and otherwise on terms consistent in all material respects with the information, including pro forma financial statements and projections, furnished to the Lenders prior to the date of this Agreement. The Lenders shall have received copies of the CT Film Acquisition Agreement prior to the Effective Date and shall be reasonably satisfied with the terms thereof.

                  (m) The Lenders shall have received (i) audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Borrower for the 1995 and 1996 fiscal years and
         (ii) unaudited consolidated balance sheets and

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



         related statements of income, stockholders' equity and cash flows of the Borrower for (A) the 1997 fiscal quarters preceding the Effective Date for which financial statements are available and (B) each fiscal month after the most recent 1997 fiscal quarter for which financial statements were received by the Lenders as described above and ended 30 days before the Effective Date.

                  (n) The Lenders shall be reasonably satisfied in all respects with the tax position and the contingent tax and other liabilities of, and with any tax sharing agreements involving, the Borrower and its Subsidiaries after giving effect to the Transactions and the other transactions contemplated hereby, and with the plans of the Borrower with respect thereto.

                  (o) The Lenders shall have received appraisals, satisfactory in form and substance to the Administrative Agent (which may include copies of recent existing appraisals, from appraisers satisfactory to the Administrative Agent, of the material real property, personal property and other assets of the Borrower and its Subsidiaries.

                  (p) The Lenders shall have received (i) copies of all existing environmental reports prepared with respect to the Mortgaged Property and any Environmental Liabilities that may be attributable to such properties or operations thereon and (ii) such other materials and reviews relating to the Borrower's compliance with Environmental Laws and actual or potential Environmental Liabilities as shall be reasonably specified by the Administrative Agent, all of which shall be satisfactory to the Administrative Agent.

                  (q) There shall be no litigation or administrative proceeding that would reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the ability of the parties to consummate the Transactions or the other transactions contemplated hereby (other than the Split-off).

                  (r) The Administrative Agent shall be satisfied with the arrangements for the retention of

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



         existing management of the Borrower.

                  (s) The Senior Subordinated Notes shall have been issued on terms and conditions (including but not limited to terms and conditions relating to the interest rate, fees, amortization, maturity, subordination, covenants, events of default and remedies) satisfactory to the Lenders in all respects, the Lenders shall have received copies of the Senior Subordinated Note Documents, which shall be satisfactory in form and substance to the Lenders, and the Borrower shall have received gross cash proceeds of not less than $100,000,000 from the issuance of the Senior Subordinated Notes.

                  (t) The Lenders shall be reasonably satisfied with (i) the Split-off Documents and any waivers or amendments thereto, (ii) the capitalization, structure and equity ownership of the Borrower and the Subsidiaries after giving effect to the Transactions, to the extent inconsistent with that set forth in the Information Memorandum and
         (iii) all legal, tax and accounting matters relating to the Transactions.

                  (u) The Lenders shall be reasonably satisfied with the sufficiency of amounts available under this Agreement to meet the ongoing working capital requirements of the Borrower and the Subsidiaries following consummation of the Transactions.

                  (v) All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Transactions (other than the Split-Off) shall have been obtained, all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions and there shall be no action by any Governmental Authority, actual or threatened, that has a reasonable Likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby (other than the Split-off). The Administrative Agent shall have received copies of the Split-off Documents and any certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as complete

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         and correct.

                  (w) The Lenders shall have received a pro forma consolidated balance sheet of the Borrower as of the Effective Date, reflecting all adjustments to give effect to the Transactions (including the Split-Off) and such pro forma consolidated balance sheet shall be in form and substance reasonably satisfactory to the Lenders. As of the Effective Date, after giving effect to the Financing Transactions, neither the Borrower nor any of its Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents and the Senior Subordinated Notes and (ii) Indebtedness set forth on Schedule 6.01. The Lenders shall be satisfied with the terms and conditions of all Indebtedness set forth on Schedule 6.01. The aggregate amount of Transaction Costs (including underwriting discounts and commissions in respect of the Senior Subordinated Notes) shall not exceed $8,000,000.

                  (x) The Administrative Agent shall have received a solvency certificate, in form and substance reasonably satisfactory to the Lenders, executed by a senior financial officer of the Borrower, with respect to the solvency of the Loan Parties on a consolidated basis after giving effect to the Financing Transactions.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on October 31, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.2. Each Credit Event. The obligation of each
Lender to make a Loan on the occasion of any Borrowing, and of the issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satis-

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faction of the following conditions:

                  (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.


                                   ARTICLE V

                             Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.1. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going


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         concern" or like qualification or exception and without any qualification or exception as to the scope of such audit other than as to Unrestricted Subsidiaries) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations with respect to compliance with Sections 6.13, 6.14, 6.15 and 6.16, (iii) setting forth a reasonably detailed calculation of the Borrower Amount, (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (v) if any Unrestricted Subsidiary exists (or existed at any time during the period covered by such financial state-

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         ments), attaching consolidating balance sheets and income statements as of the same dates and covering the same periods, certified as true, correct and complete;

                  (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) at least 30 days prior to the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year) and, promptly when available, any significant revisions of such budget;

                  (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be; and

                  (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.2. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a)      the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or

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         Governmental Authority against or affecting the Borrower or any
         Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

                  (d) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.3. Information Regarding Collateral. The Borrower will furnish to the Administrative Agent prompt written notice of any change
(i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral; provided that the Administrative Agent shall take any action reasonably requested by the Borrower to maintain a valid, legal and perfected security interest in all the Collateral.

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                  SECTION 5.4. Existence; Conduct of Business. The Borrower
will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.4.

                  SECTION 5.5. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate procedures or proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.6. Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property material to the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole in good working order and condition, ordinary wear and tear excepted.

                  SECTION 5.7. Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to its material properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Such insurance shall be maintained with financially sound and reputable insurers, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties

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similarly situated) may be effected through self-insurance, provided adequate reserves therefor, in accordance with GAAP, are maintained. All insurance policies or certificates (or certified copies thereof) with respect to such insurance (A) shall be endorsed to the Collateral Agent's reasonable satisfaction for the benefit of the Lenders (including, without limitation, by naming the Collateral Agent as loss payee or additional insured, as appropriate); and (B) shall state that such insurance policy shall not be canceled or revised without thirty days' prior to written notice thereof by the insurer to the Administrative Agent and (iii) furnish to the Administrative Agent, on the Effective Date and on the date of delivery of each annual financial statement, full information as to the insurance carried. At any time that insurance at levels described in Schedule 5.07 is not being maintained by or on behalf of the Borrower of any of its Restricted Subsidiaries, the Borrower will notify the Lenders in writing within two Business Days thereof and, if thereafter notified by the Administrative Agent or the Required Lenders to do so, the Borrower or any such Restricted Subsidiary, as the case may be, shall obtain insurance at such levels at least equal to those set forth on
Schedule 5.07.

                  SECTION 5.8. Casualty and Condemnation. (a) The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding, where the aggregate fair market value of the Collateral so affected in connection with casualty events or condemnations is, in the aggregate, at least $2,500,000.

                  (b) If any event described in paragraph (a) of this Section results in Net Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Collateral Agent is authorized to collect such Net Proceeds and, if received by the Borrower or any Subsidiary, such Net Proceeds shall be paid over to the Collateral Agent; provided that (i) if the aggregate Net Proceeds in respect of such event (other than proceeds of business interruption insurance) are less than $5,000,000, such Net Proceeds shall be paid over to the

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Borrower unless a Default has occurred and is continuing, and (ii) all proceeds of business interruption insurance shall be paid over to the Borrower unless a Default has occurred and is continuing. All such Net Proceeds retained by or paid over to the Collateral Agent shall be held by the Collateral Agent and released from time to time to pay the costs of repairing, restoring or replacing the affected property in accordance with the terms of the applicable Security Document, subject to the provisions of the applicable Security
Document regarding application of such Net Proceeds during a Default.

                  (c) If any Net Proceeds retained by or paid over to the Collateral Agent as provided above continue to be held by the Collateral Agent on the date that is 365 days after the receipt of such Net Proceeds, then such Net Proceeds shall be applied to prepay Term Borrowings as provided in Section 2.11(b), subject to Section 2.11(e).

                  SECTION 5.9. Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made in all material respects of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (and the Borrower shall be provided the opportunity to participate in any such discussions with such independent accountants), all at such reasonable times and as often as reasonably requested.

                  SECTION 5.10. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Term Loans, together with a

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portion of the net proceeds of the Senior Subordinated Notes, will be used solely to (a) repay in full the principal amount of, and all accrued interest with respect to, the Existing Intercompany Indebtedness and (b) pay a portion of the Transaction Costs. The proceeds of the Revolving Loans and Swingline Loans will be used solely for (a) general corporate purposes, (b) in an amount not to exceed $70,000,000, to finance the CT Film Acquisition and to pay related transaction costs and (c) to pay a portion of the Transaction Costs. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X. Letters of Credit will be issued only for general corporate purposes.

                  SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will notify the Administrative Agent and the Lenders thereof and (a) if such Sub-sidiary is a Subsidiary Loan Party, the Borrower will cause such Subsidiary to become a party to the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and each applicable Security Document in the manner provided therein within three Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (b) if such Subsidiary is a Restricted Subsidiary and any shares of capital stock or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Borrower will cause such shares and promissory notes evidencing such Indebtedness to be pledged pursuant to the Pledge Agreement within three Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary and is not a Subsidiary Loan Party, shares of common stock of such Subsidiary that are owned by or on behalf of the Borrower or a Subsidiary Loan Party and that are to be pledged pursuant to the Pledge Agreement may be limited to 65% of the outstanding shares of common stock of such Subsidiary).

                  SECTION 5.13. Further Assurances. (a) The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing

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statements, agreements and instruments, and take all such further actions
(including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                  (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties, provided that the following property shall not be covered by this Section 5.13(b): (i) intellectual property a security interest in which would require filings or recordations under laws other than the laws of the United States or any jurisdiction thereof, (ii) owned real estate or leasehold interests with an aggregate fair market value of less than $2,500,000, and (iii) other tangible personal property with an aggregate fair market value of less than $2,500,000.

                  (c) Within 60 days after the Effective Date, the Administrative Agent shall have received counterparts of a Mortgage with respect to the Mortgaged Properties located in Chippewa Falls, Wisconsin and Harrington,

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Delaware signed on behalf of the record owner of such Mortgaged Property and all other documents required by Section 4.1(b)(iii) and clauses (ii), (iii) and
(iv) of Section 4.10(h).

                  (d) Within 60 days of the Effective Date, the Administrative Agent shall have received an as-built survey of each Mortgaged Property, in form and substance satisfactory to the Administrative Agent and endorsements to the title policies required by Section 4.1(h) or 5.13(c), as applicable, providing survey, access, ALTA 9, contiguity and tax lot coverage.


                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.1. Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i)  Indebtedness created under the Loan Documents;

                  (ii) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

                  (iii) Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that Indebtedness of any Restricted Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.05;


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                  (iv) Guarantees by the Borrower of Indebtedness of any
         Restricted Subsidiary, joint venture or Unrestricted Subsidiary and by any Restricted Subsidiary of Indebtedness of the Borrower, any other Restricted Subsidiary, any joint venture or any Unrestricted Subsidiary; provided that (i) Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party, and Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness of a joint venture or an Unrestricted Subsidiary, in each case shall be subject to Section 6.5 and (ii) any Guarantee of the Senior Subordinated Notes by a Restricted Subsidiary shall be subordinated on the same terms as the Senior Subordinated Notes, shall be given only by a Restricted Subsidiary that is a Subsidiary Loan Party;

                  (v) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, including Capital Lease Obligations incurred pursuant to transactions permitted by Section 6.7, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (v) and clause (vi) below shall not exceed $15,000,000 at any time outstanding;

                  (vi) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof (other than pursuant to the CT Film Acquisition); provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary and (B) the aggregate principal amount of Indebtedness

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



         permitted by this clause (vi) and clause (v) above shall not exceed $15,000,000 at any time outstanding;

                  (vii) the Senior Subordinated Notes in an aggregate principal amount not exceeding the principal amount thereof issued on or prior to the Effective Date;

                  (viii) unsecured Indebtedness representing the deferred purchase price for Permitted Acquisitions; provided that (a) no Restricted Subsidiary shall be liable (pursuant to a Guarantee or otherwise) for any such Indebtedness incurred in connection with any Permitted Acquisition other than any Restricted Subsidiary resulting from such Permitted Acquisition (b) any financial covenants relating to such Indebtedness shall be no more restrictive to the Borrower and its Subsidiaries than, and the other material terms with respect to such Indebtedness shall be no more restrictive to the Borrower and its Restricted Subsidiaries, taken as a whole, than, the equivalent such covenants and terms contained in this Agreement and (c) the aggregate principal amount of Indebtedness permitted by this clause (ix) shall not exceed $10,000,000 at any time outstanding; and

                  (ix) other Indebtedness (including borrowings under overdraft facilities) in an aggregate principal amount not exceeding $10,000,000 at any time outstanding; provided that (a) the aggregate principal amount of Indebtedness of the Borrower's Restricted Subsidiaries permitted by this clause (x) shall not exceed $5,000,000 at any time outstanding and (b) all such Indebtedness shall be unsecured, except that overdraft facilities may be secured to the extent permitted by clause (f) of Section 6.3.

                  SECTION 6.2. Certain Equity Securities. The Borrower will not, nor will it permit any Restricted Subsidiary to, issue any preferred stock or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of capital stock of the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such shares of capital stock, except for actions otherwise permitted under Section 6.9. Notwithstanding the foregoing, the Borrower may issue preferred stock that is not subject to any mandatory right of redemption or any right to require the purchase thereof prior to September 30, 2006, and any Restricted Subsidiary may issue preferred stock to the Borrower or to any other Restricted Subsidiary.

                  SECTION 6.3. Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a)  Liens created under the Loan Documents;

                  (b)  Permitted Encumbrances;

                  (c) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the date hereof and set forth in
         Schedule 6.03; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and
         (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;


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



                  (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that
         (i) such Liens secure Indebtedness permitted by clause (v) of Section 6.1, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary other than property directly related to such fixed or capital assets and of a type customarily covered by such Liens, except that such security interests may not apply to any accounts receivable or inventory; and

                  (f) Liens securing Indebtedness under (i) the Borrower's domestic overdraft facilities in an amount not exceeding $5,000,000 and (ii) foreign overdraft facilities of Foreign Subsidiaries in an amount not exceeding $5,000,000; provided that Liens permitted by clause (ii) shall apply only to properties and assets of Foreign Subsidiaries.

                  SECTION 6.4. Fundamental Changes. (a) The Borrower will not and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Restricted Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Restricted Subsidiary may merge into any Subsidiary Loan Party in a transaction in which the surviving entity is a Subsidiary Loan Party, (iii) any Restricted Subsidiary that is not a Loan Party may merge into any Restricted Subsidiary that is not a Loan Party and (iv) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a Wholly Owned Subsidiary


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immediately prior to such merger shall not be permitted unless also permitted by Section 6.5.

                  (b) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

                  SECTION 6.5. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a)  Permitted Investments;

                  (b) investments existing on the date hereof and set forth on
         Schedule 6.05, to the extent such investments would not be permitted under any other clause of this Section;

                  (c) investments by the Borrower and its Restricted Subsidiaries in the capital stock of their respective Restricted Subsidiaries; provided that any such shares of capital stock shall be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary that is not a Subsidiary Loan Party, referred to in Section 5.12) and the amount of such investments by the Borrower in Restricted Subsidiaries that are not Loan Parties, plus the amount of all loans and advances referred to in clause (d) below that are made by Loan Parties to Restricted Subsidiaries that are not Loan Parties, plus the amount of Indebtedness referred to in clause (e) below of Restricted Subsidiaries that are not Loan

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         Parties that is Guaranteed by any Loan Party, shall not exceed
         $10,000,000 in the aggregate at any time outstanding;

                  (d) loans or advances made by the Borrower to any Restricted Subsidiary and made by any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and the amount of all such loans and advances by Loan Parties to Subsidiaries that are not Loan Parties shall not exceed the limitations set forth in clause (c) above;

                  (e) Guarantees constituting Indebtedness permitted by Section 6.1; provided that (i) the amount of Indebtedness of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall not exceed $5,000,000 in the aggregate at any time outstanding and (ii) the amount of Indebtedness of joint ventures and Unrestricted Subsidiaries that is Guaranteed by the Borrower or any Restricted Subsidiary shall be subject to the limitations of clause
         (h) below;

                  (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (g) Permitted Acquisitions; provided that (i) the consideration for each Permitted Acquisition shall consist solely of cash, shares of common stock of the Borrower, the assumption of Indebtedness of the acquired Person or encumbering the acquired assets, Indebtedness referred to in clause (viii) of Section 6.1 or a combination thereof and (ii) at the time of and after giving effect to the consummation of any Permitted Acquisition the sum of the unused Revolving Commitments and the Borrower's and Restricted Subsidiaries' Permitted Investments and cash balances shall not be less than $20,000,000;

                  (h) investments in joint ventures and Unrestricted Subsidiaries in an aggregate amount, on a

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         cumulative basis during the term of this Agreement, not exceeding the sum of (i) $5,000,000, plus (ii) the aggregate amount of dividends, interest, principal payments and returns of capital received from time to time during the term of this Agreement by the Borrower and its Restricted Subsidiaries in respect of investments made under this clause (h), plus (iii) the unutilized portion of the Borrower Amount as of the date of investment, provided that (A) the aggregate amount invested in joint ventures and in Unrestricted Subsidiaries during the term of this Agreement (excluding amounts invested in reliance upon clause (ii) above) shall not at any time exceed $10,000,000, (B) if an Unrestricted Subsidiary is declared to be a Restricted Subsidiary, compliance with the foregoing limitations shall thereafter be determined as though such Subsidiary had never been an Unrestricted Subsidiary and (C) for purposes of determining compliance with the foregoing limitations, any Guarantee by the Borrower or any Restricted Subsidiary of Indebtedness or other monetary obligations of a joint venture or Unrestricted Subsidiary shall be deemed to constitute an investment therein in an amount equal to the Indebtedness or other monetary obligations so Guaranteed;

                  (i) other loans, advances and investments not in excess of $5,000,000 outstanding at any time; and

                  (j) notes or other evidence of Indebtedness acquired as consideration in connection with a sale, transfer, lease or other disposition of any asset by the Borrower or any of the Restricted Subsidiaries.

                  SECTION 6.6. Asset Sales. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock, nor will the Borrower permit any of it Restricted Subsidiaries to issue any additional shares of its capital stock or other ownership interest in such Restricted Subsidiary, except:

                  (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;


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                  (b) sales, transfers and dispositions to the Borrower or a
         Restricted Subsidiary; provided that any such sales, transfers or dispositions involving a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 6.10;

                  (c) leases and licenses entered into in the ordinary course of business;

                  (d) sales in connection with sale-leasebacks permitted under Section 6.7;

                  (e) sales of investments referred to in clauses (a), (b) and (h) of Section 6.5;

                  (f) sales, transfers and dispositions of assets (other than capital stock of a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (f) shall not, in the aggregate, exceed $30,000,000 during the term of this Agreement; and

                  (g)  sales, transfers and dispositions of Foreign Assets;
         and

                  (h)  transfers and dispositions constituting
         investments permitted under Section 6.5;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above) shall be made for fair value and for at least 80% cash consideration (except that those permitted by clause (a) above shall be made on terms that are customary in the ordinary course).

                  SECTION 6.7. Sale and Lease-Back Transactions. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for any such sale of fixed or capital

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assets that is consummated within 90 days after the date the Borrower or such
Restricted Subsidiary acquires or finishes construction of such fixed or capital asset.

                  SECTION 6.8. Hedging Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary is or expects to be exposed in the conduct of its business or the management of its liabilities.

                  SECTION 6.9. Restricted Payments; Certain Payments of Indebtedness. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) Wholly Owned Subsidiaries may declare and pay dividends with respect to their capital stock and Restricted Subsidiaries that are not Wholly Owned Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (ii) the Borrower may make Restricted Payments, not exceeding $2,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Restricted Subsidiaries, and (iii) the Borrower may, subject to Section 6.2, make dividends consisting solely of shares of its capital stock.

                  (b) The Borrower will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Senior Subordinated Note, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Senior Subordinated Note, except payment of regularly scheduled interest payments as and when due in respect of the Senior Subordinated Notes.

                  SECTION 6.10. Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise

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acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (including any Subsidiary), except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by
Section 6.9, and (d) transactions expressly contemplated by Schedule 6.10.

                  SECTION 6.11. Restrictive Agreements. The Borrower will not and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document,
(ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.11 (but shall apply to any extension, renewal, amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in contracts restricting the assignment thereof and (vi) the foregoing shall not apply to restrictions imposed by any agreement relating to Indebtedness of a Foreign Subsidiary that applies only to such Foreign

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Subsidiary and its assets.

                  SECTION 6.12. Amendment of Material Documents. The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents (other than amendments and modifications that are not adverse to the interests of the Lenders and do not impair the exercise of remedies under any Security Document), (b) the Senior Subordinated Notes or any Senior Subordinated Note Document, (c) any Split-Off Document (other than amendments and modifications made after the Split-Off that are not materially adverse to the interests of the Lenders) or (d) any agreement or document identified on Schedule 3.19 or relating to any transaction referred to on
Schedule 6.10; provided that the Borrower or any Subsidiary may amend, modify or waive any of its rights under any agreement or document referred to in clause (d) above if such amendment, modification or waiver (i) is on terms no less favorable to the Borrower and its Subsidiaries than would be obtained on an arm's length basis from unrelated third parties and (ii) could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 6.13. Capital Expenditures. The Borrower will not make, and will not permit its Restricted Subsidiaries to make, Capital Expenditures other than Capital Expenditures made by the Borrower and its Restricted Subsidiaries in any fiscal year of the Borrower in an amount greater than (a) $30,000,000 plus, for each fiscal year following the Effective Date (commencing with the 1998 fiscal year), an amount equal to the excess, if any, of $30,000,000 over the aggregate amount of Capital Expenditures made in the immediately preceding fiscal year (including, with respect to 1997, those capital expenditures of Huntsman Polymers Corporation's CT Film Division that would qualify as "Capital Expenditures" under this Agreement if made by the Borrower and its Restricted Subsidiaries), plus (b) amounts available from time to time to be invested in joint ventures and Unrestricted Subsidiaries under clause (h) of Section 6.5; provided that, to the extent that Capital Expenditures are made in reliance upon clause (b) above, amounts available to be invested in joint ventures and Unrestricted Subsidiaries under clause (h) of
Section 6.5 shall be deemed utilized thereunder for purposes of

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determining compliance therewith.

                  SECTION 6.14. Leverage Ratio. The Borrower will not permit the Leverage Ratio as of any date during any period set forth below (inclusive of the specified first and last day of such period) to be in excess of the ratio set forth below opposite such period:

                  Period                             Ratio
                  ------                             -----

Effective Date-September 30, 1997                 6.00 to 1.00
October 1, 1998-March 31, 1999                    5.50 to 1.00
April 1, 1999-September 30, 1999                  5.00 to 1.00
October 1, 1999-September 30, 2000                4.50 to 1.00
October 1, 2000-September 30, 2001                4.00 to 1.00
October 1, 2001 and thereafter                    3.50 to 1.00

                  SECTION 6.15. Interest Coverage Ratio. The Borrower will not permit the ratio of Consolidated EBITDA to Cash Interest Expense for any period of four consecutive fiscal quarters ending during any period set forth below (inclusive of the specified first and last day of such period) to be less than the ratio set forth below opposite such period:

                  Period                              Ratio
                  ------                              -----

December 31, 1997-September 30, 1998               1.50 to 1.00
October 1, 1998-March 31, 1999                     1.75 to 1.00
April 1, 1999-September 30, 1999                   2.00 to 1.00
October 1, 1999-September 30, 2000                 2.25 to 1.00
October 1, 2000-September 30, 2001                 2.50 to 1.00
October 1, 2001-September 30, 2002                 2.75 to 1.00
October 1, 2002 and thereafter                     3.00 to 1.00

                  SECTION 6.16. Minimum Net Worth. The Borrower will not permit its Adjusted Consolidated Net Worth at the end of any fiscal quarter to be less than the sum of (a) $60,400,000 plus (b) 50% of consolidated net income of the Borrower and its consolidated Restricted Subsidiaries for each fiscal quarter of the Borrower ending after the Effective Date and on or prior to such date for which such consolidated net income is positive plus (c), 50% of the amount by which Adjusted Consolidated Net worth shall have been increased during the period from the Effective Date to such date as a result of the issuance by the Borrower of additional shares of its capital

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stock or any capital contribution to the Borrower.

                  SECTION 6.17. Designated Senior Debt. The Borrower shall not designate any Indebtedness (other than Indebtedness under the Loan Documents) as "Designated Senior Debt" for purposes of and as defined in the Senior Subordinated Note Documents.


                                  ARTICLE VII

                               Events of Default


                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made in any material respect;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of the Borrower) or 5.11 or in Article VI;


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



                  (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and following the expiration of any applicable grace period;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary (other than Immaterial Subsidiaries) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary (other than Immaterial Subsidiaries) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Restricted Subsidiary (other than Immaterial Subsidiaries) shall (i) voluntari-

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ly commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article,
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary (other than Immaterial Subsidiaries) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any proceeding described in clause (h) of this Article, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower or any Restricted Subsidiary (other than Immaterial Subsidiaries) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (net of amounts covered by insurance as to which the insurer has not denied liability) shall be rendered against the Borrower, any Restricted Subsidiary (other than Immaterial Subsidiaries) or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary (other than Immaterial Subsidiaries) to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $2,500,000 in any year or (ii) $5,000,000 for all periods;

                  (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan
Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of (x) the Collateral Agent's failure to take any action reasonably requested by the Borrower in order to maintain a valid and perfected Lien on any Collateral or (y) any action taken by the Collateral Agent to release any lien on any Collateral or (iii) Liens on Collateral with an aggregate fair market value not exceeding $1,000,000; or

                  (n)      a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h)or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.



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                                  ARTICLE VIII

                            The Administrative Agent

                  Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in

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



Section 9.2) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activi-

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



ties as Administrative Agent.

                  Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent that shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.


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                  The provisions of this Article shall apply to the Collateral
Agent as though named herein as the Administrative Agent.


                                   ARTICLE IX

                                 Miscellaneous

                  SECTION 9.1. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 500 Huntsman Way, Salt Lake City 84108, Attention of Richard P. Durham (Telecopy No. (801) 584-5783), with a copy to Ronald G. Moffitt (Telecopy No. (801) 584-5783);

                  (b) if to the Administrative Agent or the Collateral Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658, with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Robert Sacks (Telecopy No. (212) 270-1355);

                  (c) if to the Issuing Bank, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658) with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Robert Sacks (Telecopy No. (212) 270-1355);

                  (d) if to the Swingline Lender, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658) with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Robert Sacks (Telecopy No. (212) 270-1355); and

                  (e) if to any other Lender, to it at its ad-

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dress (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.2. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Admin-istrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent or Collateral Agent, as applicable, and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the

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written consent of such Lender, (ii) reduce the principal amount of any Loan or
LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or
(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or any substantial part of the Collateral from the Liens of the Security Documents (except as expressly provided therein), without the written consent of each Lender or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving
Lenders (but not the Term Loan Lenders) or the Term Loan Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered

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into by the Borrower and the percentage in interest of the affected Class of
Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

                  SECTION 9.3. Expenses; Indemnity: Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) The Borrower shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemni-tee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of
(i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obliga-

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tions thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee's Affiliates).

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and each hereby waives,

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any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 9.4. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (in-cluding any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's

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Commitment or Loans, the amount of the Commitment or Loans cf the assigning
Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and
(v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent and the Borrower an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each

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Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment,

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modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.18(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the Loans or Commitments with respect to which such participation has been sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.5. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be

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considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.6. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Document and any separate letter agreements with respect to fees payable to the Administrative Agent or the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.


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                  SECTION 9.7. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.8. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

                  SECTION 9.9. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be

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enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this

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Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to Whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any

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time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      HUNTSMAN PACKAGING
                                      CORPORATION,

                                      by
                                         ----------------------
                                         Name:
                                         Title:

                                      THE CHASE MANHATTAN BANK,
                                      individually and as
                                      Administrative Agent,


                                       by
                                          ----------------------
                                          Name:
                                          Title:

                                       BANK OF MONTREAL,

                                       by
                                         ----------------------
                                         Name:  John K. Harche
                                         Title: Director

                                       THE BANK OF NEW YORK,


                                       by
                                          ----------------------
                                          Name: Lisa Brown
                                          Title: Vice President

                                        THE BANK OF NOVA SCOTIA,


                                        by
                                          ----------------------
                                          Name: A.S. Norsworthy
                                          Title: Sr. Team Leader -
                                                 Loan Operations

                                        BANK OF TOKYO MITSUBISHI
                                        TRUST COMPANY,

                                        by
                                           -------------------------
                                           Name: David C. McLaughlin
                                           Title: Vice President

                                         BANK ONE, UTAH, N.A.,

                                         by
                                            --------------------
                                            Name:
                                            Title:

                                         BANQUE PARIBAS,

                                         by
                                            ------------------------
                                            Name:  Matthew C. Bishop
                                            Title:  Associate


                                         by
                                             -----------------------
                                             Name:  Lynne A. Lueders
                                             Title:  Director

                                         BHF-BANK AKTIENGESELLSCHAFT,

                                         by
                                            ---------------------
                                            Name:  Anthony Heyman
                                            Title:  AT


                                         by
                                             ---------------------
                                             Name:  John Sykes
                                             Title:  AVP

                                         CIBC INC.,

                                         by
                                            -----------------------
                                            Name:  Timothy E. Doyle
                                            Title: Managing Director
                                                   CIBC Wood Gundy
                                                   Securities Corp.,
                                                   as Agent


                                          by
                                             --------------------
                                             Name:
                                             Title:

                                          CREDIT LYONNAIS LOS
                                          ANGELES BRANCH,

                                          by
                                             ----------------------
                                             Name:  Dianne M. Scott
                                             Title: Vice President
                                                    and Manager

                                          DRESDNER BANK AG, NEW YORK
                                          BRANCH AND GRAND CAYMAN
                                          BRANCH,


                                          by
                                             ----------------------
                                             Name:  John W. Sweeney
                                             Title: Assistant Vice
                                                    President


                                          by
                                             ---------------------
                                             Name:  Brigitte Sacin
                                             Title: Assistant
                                                    Treasurer

                                            THE FIRST NATIONAL BANK
                                            OF CHICAGO,


                                            by
                                               -------------------------
                                               Name:  Robert
                                               Title: Vice President

                                            THE FUJI BANK, LIMITED,
                                            LOS ANGELES AGENCY,


                                            by
                                               ----------------------
                                               Name:  Nasahito Fukuda
                                               Title: Asst. General
                                                      Manager

                                            HIBERNIA NATIONAL BANK,


                                            by
                                               ----------------------
                                               Name:  Trudy W. Nelson
                                               Title: Vice President

                                            KEYBANK NATIONAL ASSOCIATION,


                                            by
                                               --------------------
                                               Name:  J.T. Taylor
                                               Title: Assistant Vice
                                                      President

                                            THE LONG-TERM CREDIT BANK OF
                                            JAPAN, LTD., LOS ANGELES
                                            AGENCY,


                                            by
                                               -------------------------
                                               Name: T. Morgan Edwards II
                                               Title: Deputy General Manager

                                            by
                                               --------------------------
                                               Name: Bryan Read
                                               Title: Vice President

                                             MELLON BANK, N.A.,


                                             by
                                                -------------------------
                                                Name: John K. Walsh
                                                Title: Vice President

                                             THE MITSUBISHI TRUST AND
                                             BANKING CORPORATION,
                                             LOS ANGELES AGENCY,


                                             by
                                                -----------------------
                                                Name:  Yasushi Satomi
                                                Title:  Senior Vice President

                                              NATEXIS BANQUE-BFCE,

                                              by
                                                ------------------------
                                                Name:  Iain A. Whyte
                                                Title:  Vice President


                                             by
                                                 ------------------------
                                                 Name:  Daniel Touffer
                                                 Title:  First VP and Regional
                                                         Manager

                                              NATIONAL CITY BANK,

                                              by
                                                 ------------------------
                                                 Name:  Robert C. Rowe
                                                 Title:  Vice President


                                              by
                                                 ------------------------
                                                 Name:
                                                 Title:

                                              NATIONSBANK OF TEXAS, N.A.,


                                              by
                                                 ----------------------
                                                 Name:  Frank Johnson
                                                 Title:  Senior Vice
                                                         President


                                              by
                                                 -----------------------
                                                  Name:
                                                  Title:

                                              PNC BANK, NATIONAL ASSOCIATION,


                                              by
                                                 -----------------------
                                                 Name:  David J. Egan
                                                 Title:  Senior Vice
                                                         President

                                              THE SUMITOMO BANK, LIMITED,


                                              by
                                                 ------------------------
                                                 Name:  Goro Hirai
                                                 Title:  Joint General
                                                         Manager


                                               by
                                                  -------------------------
                                                   Name:
                                                   Title:

                                              U.S. BANK NATIONAL ASSOCIATION,

                                              by
                                                 -------------------------
                                                 Name:  Danielle Lower
                                                 Title:  Vice President

                                                     (Credit Agreement)



                                SCHEDULE 1.01(a)

Mortgaged Property
------------------



1.       Birmingham, Alabama
2.       Carrollton, Ohio (partially owned and partially leased)
3.       Danville, Kentucky
4.       Deerfield, Massachusetts
5.       Lewisburg, Tennessee
6.       Merced, California
7.       Seattle, Washington
8.       Chippewa Falls, Wisconsin (CT Film Facility)*
9.       Harrington, Delaware (CT Film Facility)*





---------------------------------
*  to be completed within 60 days

                                                        Schedule 2.01




                                  COMMITMENTS
                                  -----------

=======================================================================================================================
Lender                                              Contact Person                                Commitments
-----------------------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank                            Robert Sacks                                  Term:       $4,166,667
270 Park Avenue                                     Tel: 212-270-4118                             Revolving:  $8,333,333
New York, NY  10017                                 Fax: 212-270-7939
------------------------------------------------------------------------------------------------------------------------
Bank of Montreal                                    Daniel E. Morihiro                            Term:       $3,166,667
601 South Figueroa Street                           Tel: 213-239-0632                             Revolving:  $6,333,333
Suite 4900                                          Fax: 213-239-0880
Los Angeles, CA  90017
                                                    For Administrative Mat-
                                                    ters:
                                                    Betty Rutherford
                                                    115 S. La Salle, 11th
                                                    Floor
                                                    Chicago, IL  60603
------------------------------------------------------------------------------------------------------------------------
The Bank of New York                                Jonathan Rollin                               Term:       $3,166,667
10990 Wilshire Blvd.,                               Tel: 310-996-8658                             Revolving:  $6,333,333
Suite 1125                                          Fax: 310-996-8667
Los Angeles, CA  90024
------------------------------------------------------------------------------------------------------------------------
The Bank of Nova Scotia                             Bryan Belawa                                  Term:       $3,666,667
600 Peachtree Street,                               1100 Louisiana Street,                        Revolving:  $7,333,333
N.E.                                                Suite 3000
Suite 2700                                          Houston, TX  77002
Atlanta, GA  30308                                  Tel: 713-759-3427
                                                    Fax: 713-752-2425
------------------------------------------------------------------------------------------------------------------------
Bank of Tokyo Mitsubishi                            David C. McLaughlin                           Term:       $3,166,667
Trust Company                                       Tel: 212-782-4331                             Revolving:  $6,333,333
1251 Avenue of the                                  Fax: 212-782-4981
  Americas, 12th Floor
New York, NY  10020                                 For Administrative Mat-
                                                    ters:
                                                    Rolando Uy
                                                    Tel: 201-413-8570
                                                    Fax: 212-766-3127
---------------------------------------------------------------------


                                      151





------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Bank One, Utah, N.A.                                Stephen A. Cazier                             Term:       $3,166,667
80 West Broadway, #200                              Tel: 801-481-5139                             Revolving:  $6,333,333
Salt Lake City, UT  84101                           Fax: 801-481-5031
------------------------------------------------------------------------------------------------------------------------
Banque Paribas                                      Lynne A. Lueder                               Term:       $3,166,667
2029 Century Park East,                             Tel: 310-551-7319                             Revolving:  $6,333,333
Suite 3900                                          Fax: 310-556-3157
Los Angeles, CA  90067
------------------------------------------------------------------------------------------------------------------------
BHF-Bank                                            John Holmquist                                Term:       $3,166,667
Aktiengesellschaft                                  111 West Ocean Blvd.,                         Revolving:  $6,333,333
590 Madison Avenue                                  Suite 1325
New York, NY  10022                                 Long Beach, CA  90802
                                                    Tel: 562-983-5009
                                                    Fax: 562-983-5015

                                                    For Administrative Mat-
                                                    ters:
                                                    Renate Boston
                                                    Tel: 212-756-5582
                                                    Fax: 212-756-5536
-------------------------------------------------------------------------------------------------------------------------
CIBC Inc.                                           Timothy Doyle                                 Term:       $3,166,667
2727 Paces Ferry Road                               425 Lexington Avenue                          Revolving:  $6,333,333
Suite 1200                                          New York, NY  10017
2 Paces West, Building 2                            Tel: 212-856-3650
Atlanta, GA  30339                                  Fax: 212-856-3991

                                                    For Administrative Mat-
                                                    ters:
                                                    Shelia Hogans
                                                    (same as listed Georgia
                                                    address)
                                                    Tel: 770-319-4820
                                                    Fax: 770-319-4950
------------------------------------------------------------------------------------------------------------------------
Credit Lyonnais                                     David Miller                                  Term:       $3,166,667
Los Angeles Branch                                  Tel: 213-362-5946                             Revolving:  $6,333,333
515 So. Flower Street,                              Fax: 213-623-3437
Suite 2200
Los Angeles, CA  90071
------------------------------------------------------------------------------------------------------------------------


                                      152





-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
Dresdner Bank AG,                                   Jim Bland                                     Term:       $3,166,667
New York Branch & Grand                             333 South Grand Avenue                        Revolving:  $6,333,333
Cayman Branch                                       Suite 1700
75 Wall Street                                      Los Angeles, CA  90071
New York, NY  10005                                 Tel:  213-473-5410
                                                    Fax:  213-473-5450
------------------------------------------------------------------------------------------------------------------------
The First National Bank                             Robert Sperhac                                Term:       $3,166,667
  of Chicago                                        Tel: 312-732-6371                             Revolving:  $6,333,333
One First National Plaza                            Fax: 312-732-3055
Chicago, IL  60670
------------------------------------------------------------------------------------------------------------------------
The Fuji Bank, Limited.                             Ching Lim                                     Term:       $3,166,667
Los Angeles Agency                                  Tel: 213-253-4152                             Revolving:  $6,333,333
333 South Hope Street,                              Fax: 213-252-4178
Suite 3900
Los Angeles, CA  90071                              For Administrative Mat-
                                                    ters:
                                                    Mr. Charlene Takata
                                                    Tel: 213-253-4137
                                                    Fax: 213-253-4178
-----------------------------------------------------------------------------------------------------------------------
Hibernia National Bank                              Trudy Nelson                                  Term:       $3,166,667
313 Carondelet Street,                              Tel: 504-533-3213                             Revolving:  $6,333,333
Suite 1300                                          Fax: 504-533-5434
New Orleans, LA  70130
------------------------------------------------------------------------------------------------------------------------
Key Bank National Associ-                           J.T. Taylor                                   Term:       $3,166,667
ation                                               Tel:  206-684-6037                            Revolving:  $6,333,333
700 Fifth Ave, 48th Fl.                             Fax:  206-684-6035
Seattle, WA  98104
------------------------------------------------------------------------------------------------------------------------
The Long-Term Credit Bank                           Bryan Reed                                    Term:       $3,166,667
of Japan, Ltd.                                      Tel: 213-689-6314                             Revolving:  $6,333,333
Los Angeles Agency                                  Fax: 213-626-1067
350 South Grand Avenue,
Suite 3000
Los Angeles, CA  90071
-------------------------------------------------------------------------------------------------------------------------
Mellon Bank, N.A.                                   John K. Walsh                                 Term:       $1,666,667
One Mellon Bank Center,                             Tel: 412-234-8479                             Revolving:  $3,333,333
Room 4401                                           Fax: 412-234-8888
Pittsburgh, PA  15258
-------------------------------------------------------------------------------------------------------------------------


                                      153





------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
The Mitsubishi Trust                                Dean Kawai                                    Term:       $3,166,667
Banking Corporation,                                Tel: 213-896-4666                             Revolving:  $6,333,333
Los Angeles Agency                                  Fax: 213-687-4631
801 South Figueroa St.,
Suite 500
Los Angeles, CA  90017
------------------------------------------------------------------------------------------------------------------------
Natexis Banque-BFCE                                 Mr. Iain Whyte                                Term:       $3,166,667
645 Fifth Avenue                                    Los Angeles Representa-                       Revolving:  $6,333,333
New York, NY  10022                                 tive Office
                                                    660 So. Figueroa St.,
                                                    Suite 1400
                                                    Los Angeles, CA  90017
                                                    Tel: 213-627-8677
                                                    Fax: 213-627-2761
-----------------------------------------------------------------------------------------------------------------------
National City Bank                                  Joseph D. Robinson                            Term:       $3,166,667
1900 East Ninth Street                              Tel: 216-575-9254                             Revolving:  $6,333,333
Cleveland, Ohio  44114                              Fax: 216-222-0003

                                                    For Administrative Mat-
                                                    ters:
                                                    Vesta Higgins
                                                    Tel: 216-575-2183
                                                    Fax: 216-575-3207
-----------------------------------------------------------------------------------------------------------------------
NationsBank of Texas,                               Kimberly Knop                                 Term:       $3,666,666
N.A.                                                Tel: 214-508-3363                             Revolving:  $7,333,333
901 Main Street, 67th Fl.                           Fax: 214-508-0890
Dallas, TX  75202
                                                    For Administrative Mat-
                                                    ters:
                                                    Stacey Smith
                                                    Tel: 214-508-1864
                                                    Fax: 214-508-0944
------------------------------------------------------------------------------------------------------------------------
PNC Bank, National Asso-                            Philip K. Liebscher                           Term:       $3,166,667
ciation                                             Tel: 412-762-3202                             Revolving:  $6,333,333
249 Fifth Avenue                                    Fax: 412-762-6484
Pittsburgh, PA  15222
                                                    For Administrative
                                                    Matters:
                                                    Sally Hunter
                                                    Tel: 412-768-3807
                                                    Fax: 412-768-4586

-----------------------------------------------------------------------------------------------------------------------


                                      154





------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
The Sumitomo Bank,                                  Ryan Jeon                                     Term:       $3,166,667
Limited                                             Tel: 213-955-0877                             Revolving:  $6,333,333
777 South Figueroa St.,                             Fax:
Suite 2600
Los Angeles, CA  90017                              For Administrative
                                                    Matters:
                                                    Miriam Delgado
                                                    Tel: 213-955-0883
------------------------------------------------------------------------------------------------------------------------
U.S. Bank, National Asso-                           William Phelps                                Term:       $1,666,667
ciation                                             601 Second Avenue South                       Revolving:  $3,333,333
107 South Main Street,                              (MPFP 0804)
3rd Floor                                           Minneapolis, MN  55402
Salt Lake City, UT  84111                           Tel: 612-973-0611
                                                    Fax: 612-973-0829
==========================================================================================================================

                                                           (Credit Agreement)


                                 SCHEDULE 3.05

Address of Real Property


1.       Huntsman Packaging Corporation
         ------------------------------
         Chief Executive Office
         500 Huntsman Way
         Salt Lake City, Utah 84108

         Administration Office/R&D Facility
         3575 Forest Lake Drive
         Uniontown, Ohio 44685

         Calhoun Plant
         1655 Highway 41 S.W.
         Calhoun, Georgia 30701

         Merced Plant
         386 North Tower Road
         Merced, California 95340

         *Bowling Green Plant
         5 Memphis Junction Road
         P.O. Box 149
         Bowling Green, Kentucky 42102

         Carrollton Plant
         750 Garfield Avenue
         Carrollton, Ohio 44615

         Birmingham Plant
         2700 7th Avenue, North
         Birmingham, Alabama 35203

         Rochester Plant
         200 East Main Street
         Macedona, New York 14502-0550

--------
*Property is still owned by plant but was shut down and is being sold.

         Lewisburg Plant
         851 Garrett Parkway
         Lewisburg, Tennessee 37091

         Seattle Plant
         8039 S. 192nd Street
         Kent, Washington

2.       Huntsman Film Products of Canada, Ltd.
         --------------------------------------
         Chief Executive Office
         500 Huntsman Way
         Salt Lake City, Utah 84108
         Toronto Plant
         225 Birmingham Street
         Toronto, Ontario M8V 2C7
         Canada

3.       Huntsman United Films Corporation
         ---------------------------------
         Chief Executive Office
         500 Huntsman Way
         Salt Lake City, Utah 84108

         Office
         107 North College Avenue
         Bloomington, Indiana 47404

         Odon Plant
         County Road
         1250 North Rural Route #2
         P.O. Box 308
         Odon, Indiana 47562

         Bloomington Plant
         4100 Profile Parkway
         P.O. Box 6988
         Bloomington, Indiana 47404

4.       Huntsman Packaging International Corporation
         --------------------------------------------
         Chief Executive Office
         500 Huntsman Way
         Salt Lake City, Utah 84108

5.       Huntsman Packaging Georgia, Inc.
         --------------------------------
         Chief Executive Office
         500 Huntsman Way
         Salt Lake City, Utah 84108

6.       Huntsman Deerfield Films Corporation
         ------------------------------------
         (f/k/a Deerfield Plastics Co., Inc.)
         Chief Executive Office
         500 Huntsman Way
         Salt Lake City, Utah 84108

         Deerfield Plant
         10 Greenfield Road
         South Deerfield, Massachusetts 01373

         Danville Plant
         1330 Lebanon Road
         Danville, Kentucky 40422

7.       Huntsman Container Company France
         ---------------------------------
         Guegon Plant
         Zone Industrialle de la Croix Blanche
         Guegon, 56120 Josselin
         Guegon, France

8.       Huntsman Film Products GmbH
         ---------------------------
         Philippsburgh Plant
         BoschtraBe 2
         D-6833 Waghausel 1
         Philippsburgh, Germany

9.       Huntsman Film Products Pty. Ltd.
         --------------------------------
         Melbourne Plant
         22 Reserve Street
         Preston,  Victoria
         Australia 3072

10.      Huntsman Container Company Ltd.
         Huntsman Film Products UK Ltd.
         ------------------------------
         Skelmersdale Plant
         1 Pikelaw Place
         Skelmersdale
         Lancashire WN89PP
         England, U.K.


         CT Film Facilities
         ------------------
11.      Chippewa Falls Plant*
         1701 First Avenue
         Chippewa Falls, Wisconsin 54729

12.      Dalton Plant*
         109 Poly-Pac Drive
         Dalton, Georgia 37020

13.      Harrington Plant*
         Route 2 Box 67
         299 Ckukey Drive
         Harrington, Delaware 19952

14.      Freeport Business Center*
         Building M -9
         Fairfield, Utah 84016-0370












---------------------------------------------------------
* will be acquired by Huntsman Packaging Corporation from Huntsman Polymers Corporation (f/k/a Rexene Corporation).

                                                      (Credit Agreement)

                                 SCHEDULE 3.12

                                  Subsidiaries
                                  ------------

                                                                          Jurisdiction of                 Percentage
     Name of Subsidiary                                                   Incorporation                   Interest
     ------------------                                                   ----------------                -----------
1.    Huntsman Deerfield Films Corporation1                                     Massachusetts                      100
2.    Huntsman United Films Corporation1                                        Georgia                            100
3.    Huntsman Preparatory Inc.1                                                Utah                               100
4.    Huntsman Container Corporation
        International1                                                          Utah                               100
5.    Huntsman Packaging Georgia, Inc.1                                         Georgia                            100
6.    Huntsman Film Products of Mexico, Inc.1                                   Utah                               100
7.    Huntsman Film Products of Canada Ltd.1                                    Canada                             100
8.    Huntsman Film Products Pty Ltd.1                                          Australia                           98
9.    Huntsman Film Products GmbH1                                              Germany                            100
10.   Huntsman Bulk Packaging Corporation1                                      Utah                               100
11.   Huntsman Film Products UK Ltd.2                                           U.K.                               100
12.   Huntsman Container Company Ltd.2                                          U.K.                                99
13.   Huntsman Container Company France2                                        France                              98
14.   Huntsman/Ipex3                                                                                                50

--------
1 Owned by Huntsman Packaging Corporation
2 Owned by Huntsman Container Corporation International
3 Owned by Huntsman Bulk Packaging Corporation

                                                     (Credit Agreement)


                                 SCHEDULE 3.13

                                   Insurance
                                   ---------

NOTE:

INSERT DOC #s 140508/S7A
      and Schedule 3.16(a)
          Schedule 3.16(b)
          Schedule 3.19
          Schedule 5.07
          Schedule 6.01
          Schedule 6.03 from Doc #139521.06/S7A

      and 137401.04

      and Schedule 6.05
          Schedule 6.10
          Schedule 6.11 from Doc #139521.06/S7A

HUNTSMAN CORPORATION RECORD OF INSURANCE 1997/1998

==================================================================================================================================
                                                                         COMPANY & POLICY         POLICY               ESTIMATED
                                  COVERAGE            LIMITS                 NUMBER               PERIOD                PREMIUM

HUNTSMAN PACKAGING - COMMERCIAL PROPERTY; BOILER
& MACHINERY.  RMAX & HUNTSMAN CORPORATION HEAD-
QUARTERS BUILDING; BOILER & MACHINERY.


PROPERTY OF ALL DESCRIPTIONS AND TYPES, INCLUDING                        Zurich Insurance         07-01-97
BUSINESS INTERRUPTION                                                     PPR819546300            07-01-98       $459,701 + Taxes
                                                                                                                  and Fire Levies
                                                                                                                    of $33,494

Perils: Risks of direct physical loss including the perils of earthquake and flood
Subject to company terms, conditions and exclu-sions.


PROPERTY LOSS LIMIT                                $200,000,000
                                                  Blanket any one
                                                        occ.

Earthquake                                          $100,000,000

Flood                                               $100,000,000

California Earthquake                                $5,000,000

Newly Acquired Property (Subject to 120 day re-
porting)                                             $5,000,000

Builders Risk                                        $5,000,000

Misc. Unscheduled Locations                          $2,500,000

Service Interruption                                 $5,000,000

Demolition & Increased Cost of Construction          $5,000,000

Valuable Papers and Accounts Receivable              $5,000,000
----------------------------------------------------------------------------------------------------------------------------------

                                       163

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Debris Removal                                       $5,000,000

Tenants & Neighbors Liability                        $5,000,000

Foreign Tax Liability                                $1,000,000

Contingent BI & Extra Expense                       $10,000,000

Errors and Emissions                                  $500,000

Fine Arts                                            $2,000,000

B&M SUBLIMITS-                                        $100,000

      Ammonia Contamination                           $100,000

      Water Damage                                    $100,000

      Consequential Damage                            $100,000


DEDUCTIBLES:

Combined PD/BI - Property                              $50,000

Combined PD/BI - Boiler                                $50,000

California Earthquake                                5% of PD/BI
                                                      Values or
                                                      $100,000
                                                      Minimum 24
                                                        Hours

Service Interruption                               60 Days Extend-
Business Income                                     ed Period of
                                                     Indemnity
                                                     Loss of
                                                     Earnings
                                                  12 Month period
                                                    of Indemnity
                                                   Loss Profits
                                                   24 Hours Ser-
                                                    vice Inter-
                                                     ruption
-----------------------------------------------------------------------------------------------------------------------------------



                                      164





----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
EMPLOYEE DISHONESTY

                                                               Federal Ins. Co.                  07-01-97

Employee Theft Coverage           $15,000,000                       8141-4999                    07-01-98                   $96,270

Premises Coverage                 $15,000,000

Transit Coverage                  $15,000,000

Depositor's Forgery               $15,000,000

DEDUCTIBLE                          $250,000

                                                               Federal Ins. Co.                  07-01-97                  Included

FIDUCIARY LIABILITY

Fiduciary Dishonesty - Applicable $10,000,000                       8141-4999                    07-01-98
 to Employee Benefit Plans

Coverage Territory is Worldwide      $250,000
 & Includes Pension & Profit
 Sharing Plans


Limit:  (Each Loss/Each Year)      $10,000,000

DEDUCTIBLE                          $250,000


DIRECTORS AND OFFICERS LIABILITY                                Gulf Insurance Co.              04-21-96/99                 $619,490
                                                                   GA5828554

Limit per Occurrence                $15,000,000

RETENTIONS:

INDIVIDUAL D & O                        $0

AGGREGATE D & O                         $0

CORPORATE REIMBURSEMENT              $150,000
Retro Date:  9-07-90
Extended Reporting Period -
 1 Year @ 75% Additional
 Premium

-----------------------------------------------------------------------------------------------------------------------------------


                                      165





-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
SPECIAL CONTINGENCY COVERAGE         $5,000,000                  Reliance Ins.                  09-15-95/                  $7,500
                                                                  NFK1394480                   09-15-2000             5 year prepaid


MARINE OPEN CARGO POLICY
                                                                                               07-01-97/98                  $290,395
Coverages:  Marine/War Cargo, S.R.
 & C.C. where applicable limits
 are per:

Any one Vessel per occurrence         $5,000,000                       MH2094585

Any one Barge per occurrence          $1,000,000                  Zurich Insurance Co.

ATC 81 Barge per shipment            $13,000,000

Includes containerized shipments

Any one Conveyance - Huntsman         $2,000,000                                                                           $15,000
      Packaging Ocean Movement

Inland Shipments for Huntsman         $1,000,000
      Packaging Operations - Any one
      Common Carrier


DEDUCTIBLE:  1/2 OF 1% OF VALUE
      SHIPPED
      No deductible applies to
      Containerized shipments

Huntsman Packaging Ocean & Inland
      Shipment Deductible $1,000
      per occurrence

Rates:All bulk per
      SP13C=.0425 per
      $100 values shipped

      ATC81 bulk rate per
      SP13C=.0595 per $100
      values shipped

      Containerized shipments
      =.051 per $100
      values shipped

      Guaranteed Outturn-
      (must request prior
      to shipment)=.1445
      per $100 values shipped.

Rates are inclusive of War, Strikes,
      Riots, and Civil Commotion
----------------------------------------------------------------------------------------------------------------------------------


                                      166





----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
UMBRELLA/EXCESS LIABILITY


1st Umbrella layer of           $22,000,000                        I.R.I.C.                   07-01-97/98               $1,351,648
      US$22,000,000 XS of                                                                                                  Annual
      a primary - AIG

SELF-INSURED RETENTION OF       Per Occurrence                   National Union
      US$3,000,000 EACH
      OCCURRENCE

Worldwide Coverage              $44,000,000                         #BE9322509                    Term: 3             $48,840 Annual
                               Per Aggregate                  Cert #CE-365-01-78               Years from                   (EPL)
                                                                                                  7-1-96

                                                                                                                     $791,209 Annual
                                                                                                                          Clash

Includes:
      Clash Coverage
           Per Occurrence       $70,000,000

           RETENTION ON
           PROPERTY/CASUALTY     $5,000,000

      Employment Practices
      Liability                                                         AISLIC

RETENTION EACH CLAIM             $3,000,000                        #CLM818-60-98

RETENTION EACH CLASS ACTION
     SUIT                        $5,000,000

Retro Date:  7/1/96

COMMENTS TO LIABILITY:
Cigna/XL Risk Solutions layer
$100,000,000 excess of
$25,000,000 (including
deductibles) contains
the following provisions:
-----------------------------------------------------------------------------------------------------------------------------------


                                      167





-----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
      1.   Layer limit of $100,000,000
           is available in the event of
           liability only losses. In case
           of single occurrence producing
           both significant property and
           liability losses, the underlying
           liability limit available could
           drop to as low as $75,000,000.
           In such event, overlying
           reinsurers will drop-down and
           attach in excess of reduced Risk
           Solutions recoverables.

      2.   Consult policy for full
           explanation of mandatory and
           optional limit reinstatement.

      3.   Does not include Rexene Acquisition.
           All layers exclude Rexene
           Acquisition except for AIG and
           Swiss Re which include.

      4.   Limit reinstatement premium, if
           any, subject to installments.

      5.   L.O.C. required to secure one-half
           of third year premium.

      6.   Co-insurance penalties apply if
           cancelled by reinsured/original
           insured.


2nd Excess Layer Cigna/XL Reinsurance       $100,000,000               I.R.I.C.                   07-01-97/98

      US$100,000,000 XS of                 Per Claim & Agg        X.L./Cigna (Risk                                   $1,960,440
      US$25,000,000 Claims made                                        Solutions                                        Annual
      coverage

           $50,000,000 Clash cover in                                      TBD                                    $604,396 Annual
           the event of a combined                                                                                       Clash
           property & casualty loss

3rd Excess Layer Starr Reinsurance           $100,000,000               I.R.I.C.                   07-01-97/98

      US$100,000,000 XS of                 Per Claim & Agg             Starr Excess                               $900,000 Annual
      US$100,000,000 Claims made
      coverage

           XS of US$125,000,000 in                                          TBD
           the event of a mono-line
           casualty loss
-----------------------------------------------------------------------------------------------------------------------------------


                                      168





-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
4th Excess Layer OCIL Reinsurance        $75,000,000                    I.R.I.C.                   07-01-97/98

      US$100,000,000 XS of              Per Claim & Agg                Oil Casualty                                 $416,000 Annual
      US$200,000,000 Claims
      made coverage

           XS of US$225,000,000 in                                            TBD
           the event of a mono-line
           casualty loss

5th Excess Layer Swiss Re Reinsurance      $100,000,000                  I.R.I.C.                   07-01-97/98

      US$100,000,000 XS of               Per Claim & Agg                 Swiss Re                                       $1,009,616
      US$275,000,000 Claims                                                                                                 Annual
      made coverage

           XS of US$300,000,000 in                                            TBD
           the event of a mono-line
           casualty loss

6th Excess Layer ACE Reinsurance           $200,000,000                   I.R.I.C.                   07-01-97/98

      US$200,000,000 XS of               Per Claim & Agg                ACE Insurance                                $950,000 Annual
      US$375,000 Claims made
      coverage

           XS of US$400,000,000 in                                            TBD
           the event of a mono-line
           casualty loss

                                                                                                                        $529,755 +
GENERAL/AUTO LIABILITY - FOREIGN                                    American Guarantee &             07-01-97/98    Applicable Local
                                                                                                                     Country Taxes

General Aggregate                            $3,000,000                   Liability Ins. Co.

Products/Completed Operations Aggregate      $3,000,000                     CGL804-9302-03

Each Occurrence                              $3,000,000

Fire Legal Liability                          $100,000

Premises Medical Payments                      $10,000

Subject to policy territory Worldwide
excluding US & its territories, Canada,
Cuba, North Korea

Hired & Non-Owned Autos/Excess & DIC          $3,000,000
-----------------------------------------------------------------------------------------------------------------------------------


                                      169





-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Employee Benefits ($1,000 Deductible)         $1,000,000 Each
                                                   Employee
                                                  $1,000,000
                                                   Aggregate

WORKER'S COMPENSATION - FOREIGN                                American Guarantee &             07-01-97/98                  $20,356
                                                                 Liability Ins. Co.

Coverage A                                         Statutory      WC804-9317-03

US Hires &/or US Citizens                       State of Hire

                                               Country of Hire
                                                  or origin

Repatriation Limit                                  $5,000

3rd Country Nationals

Local Nationals Coverage B:

Employer's Liability Only Excess & DIC            $1,000,000
      Excludes:  UK, Ireland, USA & Australia

Foreign Underlyers where required by law


POLLUTION LEGAL LIABILITY                                         Commerce & Industry            7-1-97/98           $329,670 Annual

Covering S&A/Gradual Pollution                  22,000,000 Each
                                                    Incident
                                                  $44,000,000
                                                 Coverage Sec-
                                                tion Agg. Limit
                                                  $44,000,000
                                                  Policy Agg.

RETENTION                                         $3,000,000

Coverages and Limits:

Coverage           D - Third Party Claims for
                   On-Site Cleanup of New
                   Conditions - See Policy
                   for Modifications.
-----------------------------------------------------------------------------------------------------------------------------------

                                      170





-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Coverage E - Third Party Claims for On-Site
                   Property Damage

Coverage F - Third Party Claims for On-Site
                   Bodily Injury

Coverage H - Third Party Claims for Off-Site
                   Cleanup of New
                   Conditions - See Policy
                   for Modifications.

Coverage I - Third Party Claims for Off-Site
                   Property Damage

Coverage J - Third Party Claims for Off-Site
                   Bodily Injury

Coverage K - Third Party Claims for Bodily
                   Injury, Property Damage or
                   Cleanup Costs - Non-Owned
                   Locations - See Policy for
                   Modifications.

Coverage M - To be Provided Upon Declarations

Coverage N - Third Party Claims from
                   Transportation of the Named
                   Insured's Product or Waste - See
                   Policy for Modifications


POLLUTION:  CLOSURE/POST CLOSURE
                                                                     American Interna-            07-01-97/98            $1,150,293*
                                                                         tional

Coverage provided to site specific locations in                      Specialty Lines
Texas regulated by Texas Natural Resource                          Insurance Company

Conservation Commission (TNRCC) - Regulations                           #8189435
require demonstration of financial responsibility
with respect to these sites for both third party
legal liability and closure/post closure costs.
-----------------------------------------------------------------------------------------------------------------------------------


                                      171





-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

Coverage A - third Party Legal Liability            $4,000,000 Each
                                                         Loss
                                                      $8,000,000
                                                      Aggregate

Coverage B - Closure/Post Closure                     $5,426,526


*Policy is fronted, collateralized and a portion of premium prefunds closure costs.


AUTOMOBILE LIABILITY - USA
                                                                        Zurich Ins.              07-01-97/98          $33,488 Annual
Combined Single Limit                                  $3,000,000     BAP0820986601 -
Uninsured Motorist                                   State Minimum      All Other
Personal Injury Protection                             Statutory       TAP0820986701 -
Medical Payments                                        $5,000            Texas
Deductible                                             $3,000,000     MA0820986801 - Mass.
Loss Fund                                               $20,000        9992864FM7 - Canada

WORKER'S COMPENSATION - US
                                                                       Zurich Ins.              07-01-97/98          $417,945 Annual

Except Maine                                                          WC8210091000 - AOS

Coverage A                                             Statutory      WC821009000 - Calif.

Coverage B - Employer's Liability                    State of Hire     WC821009200 - G/C

Each Accident                                         $3,000,000

Each Employee Disease                                 $3,000,000

Policy Limit Disease                                  $3,000,000

Loss Limit Each Occurrence                            $3,000,000

Loss Fund                                               $150,000
-----------------------------------------------------------------------------------------------------------------------------------


                                      172





-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
GENERAL LIABILITY                                                      Zurich Ins.            07-01-97/98            $110,462 Annual
                                                                     GL0820980801 -

Occurrence Form                                           $3,000,000

General Aggregate                                         $3,000,000

Products/Completed Operations Aggregate                   $3,000,000

Personal & Advertising Injury Limit                       $3,000,000

Medical Expense Limit                                        $50,000

Fire Legal Damage                                          $1,000,000

Deductible - Each Occurrence                               $3,000,000

Loss Fund                                                     $30,000
===================================================================================================================================

                                                          (Credit Agreement)

                                SCHEDULE 3.16(a)

                Actions to pledge stock of Foreign Subsidiaries
               -------------------------------------------------


1.       England
         -------

         Place charge over shares in U.K. Share certificates together with stock transfer forms are to be deposited with The Chase Manhattan Bank in New York.

2.       Canada
         ------

         Enter into a pledge agreement. Deliver share certificates to The Chase Manhattan Bank in New York. The Board of Directors will authorize the pledge of shares to The Chase Manhattan Bank.

3.       Germany
         -------

         Execute Notarial Deed in Germany. There is no registration nor are there any share certificates.

4.       France
         ------

         Enter into a pledge agreement. Transfer of the pledged stock to a special account in the name of the stockholder. There are no share certificates. Delivery by the pledged account holder of a pledge declaration (declaration de nantissement). Delivery by the corporate records' keeper of a signed certificate of perfection of pledge (attestation de nantissement de compte).

                                                            (Credit Agreement)

                                SCHEDULE 3.16(d)

                            Mortgage Filing Offices
                            -----------------------

         State                      County                    Name of Company
         ---------------------------------------------------------------------
1.       Alabama                    Jefferson                 Huntsman Packaging Corporation

2.       California                 Merced                    Huntsman Packaging Corporation

3.       Kentucky                   Boyle                     Huntsman Deerfield Films
                                                                Corporation

4.       Massachusetts              Franklin                  Huntsman Deerfield Films
                                                                Corporation

5.       Ohio                       Carroll                   Huntsman Packaging Corporation

6.       Tennessee                  Marshall                  Huntsman Packaging Corporation

7.       Washington                 King                      Huntsman Packaging Corporation



                                      175



                                                     (Credit Agreement)

                                 SCHEDULE 3.19

                              Affiliate Agreements
                              --------------------

1. Huntsman Packaging Corporation ("Huntsman Packaging") leases its headquarters office space from Huntsman Headquarters Corporation, an indirect wholly-owned subsidiary of Huntsman Corporation. Huntsman Packaging is obligated to pay rent calculated as a pro-rata portion (based on its percentage occupancy) of the mortgage loan on the headquarters facility. The term lease expires on December 31, 2005, with an option to extend until December 31, 2015.

2. In connection with the $125,000,000 offering of its 9 1/8% Senior
Subordinated Notes due 2007, Huntsman Packaging will repay all outstanding inter-company indebtedness owed to Huntsman Corporation. As of September 30, 1997, this indebtedness amounted to $195,846,462.19 in principal and accrued but unpaid interest. Jon M. Huntsman and his family own approximately 99.6% of the outstanding capital stock of Huntsman Corporation.

3. Huntsman Packaging is a licensee under a license agreement with Huntsman
Group Intellectual Property Holdings Corporation to use the "HUNTSMAN" tradename and trademark. It is anticipated that subsequent to the consummation of the Split-Off, Huntsman Packaging will terminate this license agreement.
Huntsman Corporation owns all of the outstanding common stock of Huntsman Group
Intellectual Property Holdings Corporation. The preferred stock is owned by various affiliates of Huntsman Corporation, including Huntsman Packaging.

4. Huntsman Packaging is a party to agreements with certain affiliates of Huntsman Corporation including, but not limited to, Huntsman Chemical
Corporation for the purchase of polystyrene and Huntsman Polymers for the purchase of various resins. All such agreements provide for the purchase of materials or services at prevailing market prices.

5. Huntsman Packaging obtains some of its insurance coverage under policies of Huntsman Corporation. Huntsman Packaging is party to an agreement with Huntsman
Corporation that provides for reimbursement of insurance premiums paid by Huntsman Corporation on behalf of Huntsman Packaging. The reimbursement payments are based on premium allocations which are determined in cooperation with Huntsman Corporation's independent insurance broker. It is

                                      176




anticipated that Huntsman Packaging will continue to carry some or all of its insurance coverage under Huntsman Corporation's policies.

6. In connection with the Split-Off, Huntsman Packaging anticipates entering into a services agreement with Huntsman Corporation or certain of its Affiliates covering the provision of tax, finance, treasury and other administrative services. These services will be provided to Huntsman Packaging at prices that would be payable to an unaffiliated third party.


                                      177




                                                (Credit Agreement)


                                 SCHEDULE 5.07

                                Insurance Levels
                                ----------------

1. Insurance described on Schedule 3.13 will be maintained at levels described therein to the extent such levels are economically feasible and to the extent such insurance is customary and prudent within the industry.


                                      178




                                                          (Credit Agreement)


                                 SCHEDULE 6.01

                             Existing Indebtedness
                             ---------------------

1. Existing Letters of Credit in the aggregate amount of $5,628,100 with the U.S. Bank National Association (f/k/a U.S.
Bank of Utah).*

2.       3,222,000 British pounds Sterling guarantees issued by ABN
AMRO Manchester in favor of Huntsman Container Company Ltd.

3.       Capital Leases


                                                            Current             Maturity              Interest
                                                            Balance               Date                  Rate
                                                            --------            --------              --------
a.       Huntsman Packaging
         Corporation in Roches-
         ter

         1.  Wide Bag Machine                               $44,502               4/1/98                6.01%
                   FMC Corp.



b.       Huntsman United Films
         Corporation

         1.  Odon Building -                                $265,161              10/1/06               10.5%
                   NDR, Inc.

         2.  Odon Line #2 -                                  $285,053              4/1/98               14.5%
                   Equipment Credit
                   Services


4. Long term Intercompany notes from Huntsman Packaging Corpo-ration (f/k/a Huntsman Film Products Corporation) to:

         1.       Huntsman Film Products of Canada Ltd. for US$3,904,533
         2.       Huntsman Film Products GmbH for US$5,020,000



--------------------------------------------

* May be deemed to be issued under the Credit Agreement

                                      179




                                                      (Credit Agreement)


                                 SCHEDULE 6.03

                                 Existing Liens
                                 --------------



                                      180



===================================================================================================================================
Debtor                 Jurisdiction              No.             Date       Secured Party        Description of Collateral
                                                                 Filed
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Design Prod-  SOS, NY                   001766          1/4/94      E.I. Dupont De      Single Head Drill SHD-32.  1001 8
ucts Corporation                                                             Nemours & Co.       Drawer Dryer.  3001 Processor
                                                                                                 Optisol Upgrade.  PRI PV-200
                                                                                                 OPTISOL HEATEK/
                                                                                                 CHILLER.
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Design Prod-  SOS, NY                   135080          7/1/94      Crown Credit        Crown Lift Trucks, Model RS-3020-
ucts Corporation                                                             Company             40-268.
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Design Prod-  Wayne County,             94-32           1/10/94     E.I. Dupont De      Single Head Drill SHD-32. 1001 8
ucts Corporation       NY                                                    Nemours & Co.       Drawer Dryer.  3001 Processor
                                                                                                 Optisol Upgrade.
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Design Prod-  Stark County,             25755           6/6/95      Bank One, Utah,     Cash Receipts, Inventory, Ac-
ucts Corporation       OH                                                    National Asso-      counts, Receivables, Trademarks,
                                                                             ciation             General Intangibles and Products
                                                                                                 and Proceeds of the foregoing.
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Design Prod-  Dep't of Li-              95-093-0947     4/3/95      Banc One Arizo-     One (1) Vision Flexographic
ucts Corporation       censing, WA                                           na Leasing          Printing Press, Eight Color, 29"
                                                                             Corp., Assign-      Wide.
                                                                             ee; Bank One,
                                                                             Utah, NA
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Design Prod-  Dep't of Li-              95-221-0199     8/9/95      Banc One Arizo-     (Change Lessor's Name from Hunts-
ucts Corporation       censing, WA               Amendment of                na Leasing          man Packaging Products Corpora-
                                                 95-093-0947                 Corp., Assign-      tion to Huntsman Design Products
                                                                             ee; Bank One,       Corporation).
                                                                             Utah, NA
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Design Prod-  Dep't of Li-              95-317-1077     11/13/95    Banc One Arizo-     Add to other Equipment listed on
ucts Corporation       censing, WA               Amendment of                na Leasing          Exhibit A attached thereto.
                                                 95-093-0947                 Corp., Assign-
                                                                             ee; Bank One,
                                                                             Utah, NA
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Design Prod-  Dep't of Li-              95/002/0149     6/2/96      Banc One Arizo-     Equipment listed on Exhibit A
ucts Corporation       censing, WA                                           na Leasing          attached thereto pursuant to
                                                                             Corp.               Equipment Lease.
-----------------------------------------------------------------------------------------------------------------------------------

                                      181





-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Design Prod-       King County, WA      9504040478         4/4/95     Banc One Arizo-     (1) Vision Flexographic Printing
ucts Corporation                                                               na Leasing          Press, Eight Color, 29" Wide.
                                                                               Corp.
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Design Prod-       King County, WA      9507181153         7/18/95    Banc One Arizo-     Amend to change name from Hunts-
ucts Corporation                                 Amendment of                  na Leasing          man Packaging Products Corpora-
                                                 9504040478                    Corp.               tion to Huntsman Design Products
                                                                                                   Corporation.
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Design Prod-       King County, WA      9507181153         7/18/95    Banc One Arizo-     Amend to change name from Hunts-
ucts Corporation                                 Amendment of                  na Leasing          man Packaging Products Corpora-
                                                 9504040478                    Corp.               tion to Huntsman Design Products
                                                                                                   Corporation.
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Design Prod-       King County, WA      9511161526         11/16/95   Banc One Arizo-     Amend to add other equipment
ucts Corporation                                 Amendment of                  na Leasing          listed on Exhibit A attached
                                                 9504040478                    Corp.               thereto.
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Packaging          SOS, CA              92253417           11/30/92   Meridian Leas-      All Equipment leased under Sup-
Corporation (f/k/a                                                             ing Corp.           plement No. 1 dated Sept. 23,
Huntsman Film Prod-                                                                                1992, to Master Lease Agreement,
ucts Corporation)                                                                                  dated Sept. 12, 1992, as de-
                                                                                                   scribed in Exhibit A thereto.
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Packaging          SOS, CA              Assignment         8/11/93    Meridian Leas-      All Equipment leased under Sup-
Corporation (f/k/a                               of 92253417                   ing Corp. As-       plement No. 1 dated Sept. 23,
Huntsman Film Prod-                                                            signed to the       1992, to Master Lease Agreement,
ucts Corporation)                                                              CIT Group/          dated Sept. 12, 1992, as de-
                                                                               Equipment Fi-       scribed in Exhibit A thereto.
                                                                               nancing, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Packaging          SOS, OH              AH73737            10/15/92   Oakcreek Fund-      (2) 3196-A10 Displays S/N DX642,
Corporation (f/k/a                                                             ing Corp.           DX745 and (1) 5394-01B Control
Huntsman Film Prod-                                                                                Unit S/N 9050812 pursuant to
ucts Corporation)                                                                                  Lease No. 356 Schedule A.
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Packaging          SOS, OH              AH93549            1/25/93    Liquid Carbonic     (1) 6000 Gallon LN Vessel #11717
Corporation (f/k/a                                                             I/M Corp.           pursuant to lease.
Huntsman Film Prod-
ucts Corporation)
-----------------------------------------------------------------------------------------------------------------------------------


                                      182





-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Packaging     SOS, OH            AK16899           5/11/93        Toyota Motor         (1) New Toyota Forklift Truck,
Corporation (f/k/a                                                         Credit Corp.         Model 42-5FG20-Serial Number
Huntsman Film Prod-                                                                             76858 and
ucts Corporation)                                                                               () New Toyota Forklift Trucks,
                                                                                                Model 5FGC20-Serial Numbers
                                                                                                76722 and 76753.
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Packaging     SOS, OH            AK90794           4/11/94        EMC Corporation      1 HX3-51-16C, 2 32MB E45 Array,
Corporation (f/k/a                                                                              and 1 Remote Maintenance Proces-
Huntsman Film Prod-                                                                             sor.
ucts Corporation)
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Packaging     SOS, UT            434730            4/14/95        IBM Credit Cor-      IBM Equipment pursuant to IBM Sup
Corporation (f/k/a                                                         poration             #210097 dated 11/7/95.
Huntsman Film Prod-
ucts Corporation)
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Packaging     SOS, UT            526331            2/9/96         Yale Financial       (3) New Yale Forklift ERPO4OT
Corporation (f/k/a                                                         Services, Inc.       Pursuant to Lease
Huntsman Film Prod-
ucts Corporation)
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Packaging     Fulton County,     802269            11/29/93       Eastman Chemi-       KODAFLEX Plasticizer Dioctyl
Corporation (f/k/a     GA                                                  cal Company          Adipate.
Huntsman Film Prod-
ucts Corporation)
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Packaging     Fulton County,     Amendment of      3/1/94         Eastman Chemi-       KODAFLEX Plasticizer Dioctyl
Corporation (f/k/a     GA                 802269                           cal Company, as      Adipate.
Huntsman Film Prod-                                                        DE Corp.
ucts Corporation)
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Packaging     Warren County,     119486            6/28/96        Yale Financial       (3) New Yale Forklifts ERP040T
Corporation (f/k/a     KY                                                  Services, Inc.       pursuant to Equipment Lease.
Huntsman Film Prod-
ucts Corporation)
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Packaging     Warren County,     120223            10/24/96       Yale Trucks          (1) New Blue Giant Walkie BGS15-
Corporation (f/k/a     KY                                                  Kentuckiana,         100.
Huntsman Film Prod-                                                        Inc.
ucts Corporation)
-----------------------------------------------------------------------------------------------------------------------------------



                                      183





-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Packaging           Carroll County,    49586        5/6/94     EMC Corporation   (1) HX3-51-16C; (2) 32MB E45 Ar-
Corporation (f/k/a           OH                                                           ray.  (1) Remote Maintenance Pro-
Huntsman Film Prod-                                                                       cessor.
ucts Corporation)
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Packaging           Carroll County,    48706        5/4/93     Toyota Motor      (1) New Toyota Forklift Truck,
Corporation (f/k/a           OH                                         Credit Corp.      Model 42-5FG20, Serial Number
Huntsman Film Prod-                                                                       76858.
ucts Corporation)                                                                         (2) New Toyota Forklift Trucks,
                                                                                          Model 5FG020, Serial Number 76722
                                                                                          and 76753.
-----------------------------------------------------------------------------------------------------------------------------------
Huntsman Packaging           Div. of Corps      96-527867    7/15/96    Insley-McEntee    (2) New Yale Motorized Hand
Corporation                  and Comm Code,                             Equipment,        Trucks MPB040A, and all acces-
                             UT                                         Inc., assigned    sions, additions, replacements
                                                                        to Yale Finan-    and substitutions thereto.
                                                                        cial Services,
                                                                        Inc.
===================================================================================================================================

                                                          (Credit Agreement)


                                 SCHEDULE 6.05

                              Existing Investments


1. 50% interest in Huntsman/Ipex through Huntsman Bulk Packag-ing Corporation.

                                                             (Credit Agreement)


                                 SCHEDULE 6.10

                             Affiliate Transactions
                             ----------------------


                              (See Schedule 3.19)

                                                      (Credit Agreement)

                                 SCHEDULE 6.11

                             Existing Restrictions
                             ---------------------


1. Indenture, dated as of September 30, 1997, among Huntsman Packaging Corporation, as Issuer, each of the Guarantors named therein and the Bank of New York, as Trustee and the 9 1/8% Senior Subordinated Notes due 2007 issued therein.